SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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☐	Soliciting Material Pursuant to §240.14a-12
MINDSPEED TECHNOLOGIES, INC.
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MINDSPEED TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 5, 2011

To our Stockholders:

Our 2011 annual meeting of stockholders will be held on April 5, 2011, beginning at 2:00 p.m. Pacific Time, at our headquarters, located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. At the meeting, the holders of our outstanding common stock will act on the following matters:

1.  election of three directors, each for a term of three years;

2.  ratification of the appointment of our independent registered public accounting firm for fiscal year 2011;

3.	approval of an amended and restated 2003 long-term incentives plan, which, among other things, would increase the number of authorized shares from 6,675,000 to 9,694,284;

4.  an advisory vote on executive compensation;

5.  an advisory vote on the frequency of holding the advisory vote on executive compensation; and

6.  such other business as may properly come before the meeting.

All holders of record of shares of our common stock (NASDAQ: MSPD) at the close of business on February 7, 2011 are entitled to vote at the meeting and any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied such printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our 2010 annual report to stockholders. The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2010 annual report to stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We believe that this process minimizes the costs of printing and distributing our proxy materials and also provides other benefits.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 5, 2011. The proxy statement and our 2010 annual report to stockholders are available at http://investors.mindspeed.com/proxy.

IF YOU PLAN TO ATTEND:

Registration will begin at 1:00 p.m. Pacific Time. Each stockholder will need to bring a proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport, for admission to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras and recording devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that many mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

BRET W. JOHNSEN
Senior Vice President and Chief Financial Officer

February 18, 2011
Newport Beach, California

MINDSPEED TECHNOLOGIES, INC.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Tuesday, April 5, 2011, beginning at 2:00 p.m. Pacific Time, at our headquarters, located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, and at any postponements or adjournments of the meeting. Your proxy for the meeting is being solicited by the board of directors. The proxy materials, which include this proxy statement, the proxy card and the 2010 annual report to stockholders, are first being made available to stockholders beginning on or about February 18, 2011.

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders that received the notice of Internet availability of proxy materials have the ability to access the proxy materials at www.proxyvote.com or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

Please visit www.proxyvote.com for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including: (i) the election of directors; (ii) ratification of the appointment of our independent registered public accounting firm; (iii) the approval of an amended and restated 2003 long-term incentives plan; (iv) an advisory vote on executive compensation; and (v) an advisory vote on the frequency of the advisory vote on executive compensation. In addition, management will report on the performance of our company and respond to questions from stockholders.

Who can attend the meeting?

Subject to space availability, all stockholders as of the close of business on February 7, 2011, the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 1:00 p.m. Pacific Time. If you plan to attend the meeting, please note that you will need to bring your proxy card, voting instruction card or notice of Internet availability of proxy materials and valid picture identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting. We realize that many mobile phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date for the meeting are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 32,539,282 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least 16,269,642 shares, which is a simple majority of the 32,539,282 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before our stockholders.

If you are a registered stockholder, you must deliver your vote via the Internet or by telephone or mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a “street name” stockholder, your broker will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not vote via the Internet, by telephone or proxy card, or provide any instructions to your broker, your shares will still count for purposes of attaining a quorum and your broker may vote your shares in its discretion on proposal 2. If you are a member of a retirement savings plan or other similar plan, the trustee or administrator of the plan will vote according to your directions and the rules of the plan, which may result in your shares being counted in the determination of a quorum even if you do not provide voting directions.

How do I vote?

You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote “FOR” the election of Messrs. Hayashi, Louie and Madden in proposal 1; “FOR” the ratification of our company’s independent registered public accounting firm in proposal 2; “FOR” the approval of an amended and restated 2003 long-term incentives plan in proposal 3; “FOR” the approval, on an advisory basis, of the executive compensation in proposal 4; and “FOR” the approval, on an advisory basis, of holding the advisory vote on executive compensation every three years in proposal 5.

If you are a “street name” stockholder and you do not return instructions on how to vote, your shares will not be voted on proposals 1, 3, 4 or 5. The voting of shares held by “street name” stockholders is further discussed below under the caption “About the Meeting and Voting — What vote is required to approve each proposal? — Street Name Shares and Broker Non-Votes.” Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

Can I vote via the Internet or by telephone?

You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

If you are a registered stockholder or you hold your shares in “street name,” the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on April 4, 2011. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on March 31, 2011.

Can I change or revoke my vote?

Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

If you are a registered stockholder, you may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

If your shares are held in “street name” or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

What are the board’s recommendations?

The board recommends that you vote:

•	for election of the nominated slated of directors (see proposal 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011 (see proposal 2);

•	for approval of an amended and restated 2003 long-term incentives plan, which, among other things, would increase the number of authorized shares from 6,675,000 to 9,694,284 (see proposal 3);

•	for approval, on an advisory basis, of executive compensation (see proposal 4); and

•	for approval, on an advisory basis, of holding the advisory vote on executive compensation once every three years (see proposal 5).

What vote is required to approve each proposal?

Election of Directors

Directors are elected by a plurality of votes validly cast. This means that the three director nominees receiving the most votes cast at the meeting will be elected to serve for the next three years. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the vote on the election of directors.

Advisory Vote on Executive Compensation

The number of affirmative votes validly cast in favor of the proposal to approve the compensation of our named executive officers must exceed the number of votes cast against the proposal in order to approve, on an advisory basis, the proposal, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

You may vote to approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers every one, two or three years or you may abstain from voting. The frequency of holding the advisory vote on the compensation of our named executive officers will be decided by a plurality of the votes validly cast, although such vote will not be binding on us. Abstentions and broker non-votes will have no effect on this proposal.

All Other Proposals

For each other proposal to be approved, the number of affirmative votes validly cast in favor of the proposal must exceed the number of votes validly cast against the proposal. Abstentions and broker non-votes will have no effect on any of these proposals.

Street Name Shares and Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. “Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 2, the ratification of the appointment of our independent registered public accounting firm. If you do not give specific instructions on how to vote, your broker or nominee is not permitted to cast your vote in its discretion for proposal 1, election of the directors; proposal 3, the approval of an amended and restated 2003 long-term incentives plan; proposal 4, the advisory vote on executive compensation; or proposal 5, the advisory vote on the frequency of holding the advisory vote on executive compensation. A “broker non-vote” is a vote not cast on a matter affirmatively or negatively and is also not counted for the purposes of determining a plurality, so it will have no effect on the outcome of any of the proposals; however, a “broker non-vote” will still be counted for purposes of attaining a quorum as it relates to proposal 2.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

We are pleased to take advantage of the SEC rules that allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to the majority of our stockholders a notice of Internet availability of proxy materials for this year’s annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by submitting a request to us at www.proxyvote.com. You may also visit www.mindspeed.com to instruct us to send future proxy materials to you electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a notice of Internet availability of proxy materials?

We are providing certain stockholders, including stockholders who have previously requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, a notice of Internet availability of proxy materials. If you would like to assist us in reducing the cost of distributing our proxy materials in the future, you can consent to receiving future proxy materials and other stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please visit www.mindspeed.com to submit your request.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

No. The notice of Internet availability of proxy materials does, however, provide instructions on how to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, executive officers and certain beneficial owners own?

To our knowledge, the following table sets forth information regarding the beneficial ownership of the 32,495,183 shares of our common stock outstanding on November 30, 2010, by each person who is known to us, based upon filings with the SEC or other information, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the “Summary Compensation Table (2010)” below and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Common Stock(1)
		Percent
Name	Shares	of Class

5% Stockholders
Federated Investors, Inc.(2) 1001 Liberty Avenue Pittsburgh, PA 15222	2,982,000	9.18%
AQR Capital Management, LLC(3) Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	2,531,640	7.23%
Conexant Systems, Inc.(4) 4000 MacArthur Boulevard, West Tower Newport Beach, CA 92660	6,109,113	15.82%
Directors
Dwight W. Decker(5)	476,313	1.46%
Raouf Y. Halim(5)	932,690	2.82%
Robert J. Conrad(6)	—	*
Michael T. Hayashi(5)	32,600	*
Ming Louie(5)	40,000	*
Thomas A. Madden(5)	40,000	*
Jerre L. Stead(5)	55,971	*
Named Executive Officers
Bret W. Johnsen(5)	135,742	*
Thomas J. Medrek(5)	243,141	*
Gerald J. Hamilton(5)(7)	97,138	*
Kurt F. Busch(5)	60,928	*
All current directors and executive officers as a group (15 persons)(5)	2,239,593	6.83%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, each person’s address is c/o Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of November 30, 2010, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)	This information is based on a Form 13F filed on October 19, 2010, by Federated Investors, Inc. on behalf of its wholly-owned subsidiaries, Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. Pursuant to Rule 13F-1(b) under the Securities Exchange Act of 1934, as amended, Federated Investors is deemed to exercise “investment discretion,” which may or may not constitute beneficial ownership, over 2,010,000 shares of our common stock and 972,000 shares of our common stock with Federated Equity and Federated Global, respectively. Federated Equity and Federated Global report sole voting power over 2,010,000 shares of our common stock and 972,000 shares, respectively.

(3)	Represents shares of our common stock issuable upon conversion of our convertible notes. This information is based on a Schedule 13G/A filed on February 5, 2010, by AQR Capital Management, LLC and AQR Absolute Return Master Account L.P. Each of AQR Capital Management and AQR Absolute Return Master Account shares voting and dispositive power over the reported shares.

(4)	In connection with the spin-off of our company from Conexant in June 2003 and the distribution of our common stock by Conexant to its stockholders, we issued Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013. The warrants may not be exercised to the extent that such exercise would result in the holder of the warrants owning at any one time more than 10% of our outstanding common stock. In accordance with the anti-dilution provisions of the warrant, the number of shares of our common stock subject to the warrant has been subsequently increased to 6,109,113, and the exercise price was decreased to $16.74 per share.

(5)	Includes shares that could be purchased by the exercise of options on November 30, 2010, or within 60 days thereafter, as follows: 162,222 for Mr. Decker; 556,240 for Mr. Halim; 18,000 for Mr. Hayashi; 26,000 for Mr. Louie; 26,000 for Mr. Madden; 37,439 for Mr. Stead; 59,166 for Mr. Johnsen; 115,631 for Mr. Medrek; 49,193 for Mr. Hamilton; 29,856 for Mr. Busch and 1,135,161 for all of the current directors and executive officers as a group.

(6)	Mr. Conrad was appointed to the board on August 18, 2010.

(7)	Includes shares in which the individual has shared investment power due to marital dissolution proceedings.

BOARD OF DIRECTORS

Election of Directors

How is the board made up?

Our certificate of incorporation provides for a board consisting of three classes of directors with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. Our board currently consists of two Class I directors, three Class II directors and two Class III directors.

How are vacancies filled?

Our certificate of incorporation provides that any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office. Our bylaws permit any of our directors to resign at any time. Our guidelines on corporate governance provide that any director whose personal circumstances or job responsibilities change meaningfully should offer to not stand for reelection as a director.

Which directors are up for election?

Our Class II directors, Messrs. Hayashi, Louie and Madden, are up for election at the 2011 annual meeting to serve for a term expiring at the 2014 annual meeting.

What are their backgrounds and qualifications?

Mr. Hayashi, 54, has been a director of our company since August 2005. Mr. Hayashi has been the executive vice president, architecture, development and engineering, of Time Warner Cable, Inc. (cable television service provider) since January 2008. He had previously served as the senior vice president, advanced engineering and technologies, of Time Warner from May 2002 to January 2008, and as the vice president, advanced technologies, of Time Warner from July 1993 to May 2002. We believe Mr. Hayashi’s qualifications to serve on our board include his many years of experience in a service provider end market our products address.

Mr. Louie, 64, has been a director of our company since June 2003. Mr. Louie co-founded and has served as the managing director and a member of the board of directors of Mobile Radius, Inc. (mobile Internet data services) since March 2002. Mr. Louie served as the China president of the GSM Association (global trade association — wireless technology) from October 2003 to May 2005. He also has been the managing director of Dynasty Capital Services LLC (consulting) since January 2002. Mr. Louie served as the president, Qualcomm Greater China (wireless communications), from May 2000 to October 2001 and as the vice president, business development, of Globalstar Communications Limited (satellite telecommunications) from January 1989 to May 2000. Since December 2007, Mr. Louie has been a member of the board of directors of Pacific Online (Internet hosting services), a publicly-traded company listed on the Hong Kong Stock Exchange. We believe Mr. Louie’s qualifications to serve on our board include his more than 20 years of experience with global technology companies and, particularly, companies serving technology markets in China.

Mr. Madden, 57, has been a director of our company since June 2003. He was the executive vice president and chief financial officer of Ingram Micro, Inc. (computer technology services) from July 2001 through April 2005. He served as the senior vice president and chief financial officer of ArvinMeritor, Inc. (automotive components) from October 1997 to July 2001. He currently serves as a member of the boards of directors of FreightCar America, Inc. (manufacturing and rebuilding — railroad freight cars) and Intcomex, Inc. (computer part distribution). He previously served as a member of the board of directors of Champion Enterprises, Inc. (manufacturing —

factory built houses) from March 2006 to March 2010. We believe Mr. Madden’s qualifications to serve on our board include his extensive financial expertise and skills, as well as the insights and experience he has gained as a member of the boards of directors and audit committees of three other public companies and as the chief financial officer of two other public companies.

Who are the remaining directors?

Class III Directors — continuing directors with terms expiring at the 2012 annual meeting

Mr. Decker, 60, has been a director of our company since January 2002 and non-executive chairman of the board since June 2003. Mr. Decker is the retired chairman of the board, member of the board and chief executive officer of Conexant Systems, Inc. (semiconductors — communications), having served as the chief executive officer from January 1999 to February 2004 and again from November 2004 to July 2007, as the chairman of the board from January 1999 to July 2008, and as a member of the board of directors from August 2008 to May 2010. Mr. Decker is also a member of the boards of directors of International Rectifier (semiconductors — analog), Newport Media, Inc. (semiconductors — broadcast media) and Pacific Mutual Holding Company (life insurance products). We believe Mr. Decker’s qualifications to serve on our board include his experience in the senior management of public semiconductor companies and on the boards of directors of public and private companies, including service as the chairman and chief executive officer and as the non-executive chairman of the board of two other public companies, his technical expertise and his experience in management of technology companies.

Mr. Halim, 51, has been a director of our company since January 2002 and our chief executive officer since June 2003. He was the senior vice president and chief executive officer of the Internet infrastructure business of Conexant from February 2002 to June 2003 and the senior vice president and general manager, network access division, of Conexant from January 1999 to February 2002. Mr. Halim currently serves as a trustee of the University of California, Irvine Foundation. We believe Mr. Halim’s qualifications to serve on our board include his many years of experience in the semiconductor industry, including eight years as our chief executive officer, and his technical expertise.

Class I Directors — continuing directors with terms expiring at the 2013 annual meeting

Mr. Conrad, 51, has been a director of our company since August 2010. Mr. Conrad has been the executive vice president and general manager of the mobile, computing, consumer and communications product group at Fairchild Semiconductor Corporation (semiconductors — power) since December 2007. He previously served as the executive vice president and general manager of Fairchild’s analog products group from May 2006 to December 2007, and as the senior vice president and general manager of Fairchild’s analog products/integrated circuits group from September 2003 to May 2006. Prior to that, Mr. Conrad served as the chief executive officer, president and a member of the board of directors of Trebia Networks, Inc. (semiconductors — storage networking) from April 2001 to March 2003 and as director and then vice president of the digital signal processor division at Analog Devices, Inc. (semiconductors — analog) from April 1995 to March 2001. Mr. Conrad also served in a series of engineering and product management positions at Texas Instruments Incorporated (semiconductors) from September 1979 to March 1995. We believe Mr. Conrad’s qualifications to serve on our board include his more than 30 years of experience in the high-technology and semiconductor industries and, particularly, in the high-performance analog semiconductor market.

Mr. Stead, 68, has been a director of our company since June 2003. He has been the executive chairman of the board of IHS, Inc. (software) since December 2000 and has been the chief executive officer of IHS since September 2006. Prior to that, he was the chairman of the board and chief executive officer of Ingram Micro from August 1996 to May 2000. Mr. Stead is a member of the boards of directors of Brightpoint, Inc. (cell phone service supplier) and Conexant. He is also the chairman of the board of the Garrett Seminary on the Northwestern University campus. We believe Mr. Stead’s qualifications to serve on our board include his many years of experience as a corporate leader for information technology and communications companies, which result from his service on numerous boards of directors and as chief executive officer of Fortune 500 companies.

Board Governance Matters

Who is the chairman of the board?

Mr. Decker has served as chairman of the board since June 2003.

What is the board’s leadership structure, and who serves as the presiding director?

We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. Our chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chairman of the board provides guidance to our chief executive officer and sets the agenda for board meetings and presides over meetings of the full board. Mr. Decker, our chairman, has been determined to be “independent,” and has been appointed the chairman of our governance and board composition committee, as well as “presiding director” over all executive sessions of independent directors, as defined under the applicable rules of the SEC and NASDAQ. The board generally holds executive sessions four times per year.

How often did the board meet during fiscal year 2010?

The board met five times during fiscal year 2010. Each director is expected to attend each meeting of the board and of those committees on which he serves. All of our directors attended at least 75% of all applicable board and committee meetings during fiscal year 2010. We usually schedule meetings of the board on the same day as our annual meetings, and when this schedule is followed, it is the policy of the board that directors are expected to attend our annual meetings. All directors attended the annual meeting of stockholders in March 2010, other than Mr. Stead, who was unable to attend.

How does the board determine which directors are considered independent?

Each year prior to the annual meeting, the board reviews and determines the independence of its directors. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The board measures these transactions and relationships against the independence requirements of the SEC and The NASDAQ Stock Market, LLC. As a result of this review, the board affirmatively determined that the following continuing directors are “independent” in accordance with the applicable rules of the SEC and NASDAQ: Messrs. Decker, Conrad, Hayashi, Louie, Madden and Stead.

What is the role of the primary board committees?

The board has standing audit, governance and board composition and compensation and management development committees. The table below provides membership information as of the end of fiscal year 2010 and meeting information for each of the committees during fiscal year 2010.

		Governance	Compensation
		and Board	and Management
Name	Audit	Composition	Development

Dwight W. Decker		Chair
Robert J. Conrad		X	X
Michael T. Hayashi	X	X	X
Ming Louie	X	X
Thomas A. Madden	Chair	X
Jerre L. Stead		X	Chair
Number of meetings during fiscal year 2010	9	4	6

Prior to August 18, 2010, Mr. Madden served as a member of the compensation committee and Mr. Stead served as a member of the audit committee. Mr. Conrad was appointed to the board and governance and compensation committees on August 18, 2010.

Audit Committee

The audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the board in overseeing our accounting and financial reporting processes and audits of our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firms we engage. It reviews the independent registered public accounting firm’s audit of the financial statements and its report thereof; our system of internal control over financial reporting and management’s evaluation and the independent registered public accounting firm’s audit thereof; the independent registered public accounting firm’s annual management letter; various other accounting and auditing matters; and the independence of the auditing registered public accounting firm. The committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, other than as may be allowed by applicable law.

The audit committee also reviews and approves the appointment or change of our internal auditor. The committee reviews and approves any proposed related party transactions (unless such transactions are approved by another independent body of the board). It has established procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters. The committee meets with management to review any issues related to matters within the scope of its duties. The committee has the power to conduct or authorize investigations into any matter within its scope of responsibilities and may engage independent legal, accounting and other advisers as it determines necessary.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the audit committee are “independent” in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, the applicable rules of NASDAQ and our board membership criteria. The audit committee also meets the audit committee composition requirements of NASDAQ. The board has determined that Mr. Madden, the chairman of the audit committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the applicable rules of NASDAQ. Mr. Madden’s experience is discussed above under the caption “Board of Directors — Election of Directors — What are their backgrounds and qualifications?”

Governance and Board Composition Committee

The governance committee reviews with the board, on an annual basis or more frequently as needed, our guidelines on corporate governance and the board’s committee structure and membership. The committee annually establishes a framework for the evaluation of our chief executive officer. The committee recommends nominees for election at each annual meeting and nominees to fill any board vacancies. The committee recommended to the board Messrs. Hayashi, Louie and Madden for re-election at the 2011 annual meeting. When needed, the committee leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches and may engage third-party search firms to source potential candidates and coordinate the logistics of each search. The committee also has the power to engage outside advisors and counsel to assist the committee.

The committee prepares, not less frequently than every three years, and submits to the board, for adoption by the board, a list of selection criteria to be used by the committee. The committee will consider director candidates recommended by our stockholders pursuant to our procedures described below under the caption “Other Matters — Stockholder Proposals.” The selection criteria for director candidates include the following:

•	Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

•	Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director. This excludes from consideration officers of companies in direct or substantial competition with our company and major or potential major customers, suppliers or contractors.

In considering whether to recommend any candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the committee’s policy is to apply certain criteria, including the candidate’s character and integrity, age, financial literacy, international background, experience, commitment, specialized expertise, independence, conflicts of interest and the ability to act in the best interests of our stockholders. The committee seeks nominees with a diversity of experience and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The committee assesses the diversity of the board’s composition annually.

The committee’s charter is available on our website at www.mindpseed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria.

Compensation and Management Development Committee

The compensation committee recommends to the board compensation and benefits for non-employee directors; reviews and approves, on an annual basis, the corporate goals and objectives with respect to compensation of our chief executive officer pursuant to the framework developed by the governance committee; determines salaries for all executive officers and reviews annually the salary plan for other executives in general management positions; reviews standard base pay, incentive compensation, deferred compensation and all equity-based plans and recommends changes in such plans as needed; reviews annually the performance of our chief executive officer and other senior executives; assists the board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; and reviews and discusses the “Compensation Discussion and Analysis” with management and gives its recommendation to the board on whether the “Compensation Discussion and Analysis” should be included in our proxy statement and annual report to stockholders.

The charter of the committee is available on our website at www.mindspeed.com. The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria. The compensation committee has the authority to engage services of outside advisors, experts and others to assist the committee. Our human resources department supports the committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs. In addition, the committee reviews its charter at least annually, and recommends any proposed changes to the board for approval.

During the course of fiscal year 2010, the compensation committee engaged Semler Brossy Consulting Group, LLC to consult and assist in the determination of executive compensation. The engagement specifically called for Semler Brossy to: (i) review executive and non-executive compensation levels and practices; (ii) assess broader equity practices relative to our emerging and mature peer groups; and (iii) perform a competitive performance assessment as a context for evaluating executive compensation levels. For fiscal year 2010, we provided Semler Brossy with a list of our peer companies and data from the 2010 Radford Executive Survey for U.S. Technology Companies and requested that it report on the practices of each identified peer company, as well as analyze the data from the survey. The report included information on equity practices, such as equity burn rates, equity overhang, forms of equity awards and allocation of equity awards between officers and non-officers. The report also included information on trends, including changes in equity participation eligibility and the mix of cash and equity in total compensation. Following the conclusion of fiscal year 2010, Semler Brossy began advising us regarding the amendment to our 2003 long-term incentives plan and the composition of our emerging peer group. Additional information on the role of our compensation consultant in setting executive compensation is set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Role of Executive Officers and Compensation Consultants in Compensation Decisions.”

What is the board’s role in risk management oversight?

Management has primary responsibility for identifying, assessing and managing potential events that may affect our company’s ability to achieve established business objectives, while the board is responsible for oversight of management’s risk management activities. Such objectives are categorized as follows:

•	strategic — high-level goals, aligned with and supporting our mission;

•	operations — effective and efficient use of our resources;

•	reporting — reliability of reporting; and

•	compliance — compliance with applicable laws and regulations.

To facilitate the board’s responsibility for oversight of company risks, we have a risk management committee consisting of selected members of management, which:

•	identifies strategic, operational, financial reporting and compliance related risks, on a company-wide basis;

•	assesses the materiality of those risks based on the probability of occurrence and severity of impact; and

•	to the extent feasible, develops plans to monitor and mitigate such risks.

The results of this management activity are reported to the board and its committees, as appropriate.

In addition, the board delegates specific areas of risk management oversight to applicable board committees (depending on the specific area of responsibility and expertise as follows):

•	The audit committee oversees our risk policies and processes relating to financial statements and financial reporting, including our system of internal control over financial reporting, as well as investment, capital structure and compliance risks and guidelines, as well as policies and processes for monitoring and mitigating those risks.

•	The compensation committee oversees risks associated with our compensation plans and the effect that our compensation structure may have on business decisions and on the attraction and retention of a qualified management team.

•	The governance committee oversees risks related to our governance structure and the evaluation of individual board members and committees.

Each of these board committees meets regularly with management, including the members of the management risk committee, to review, as appropriate, compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable. Each of the committees meets at least as often as the board meets and periodically reports back to the board on the substance of those meetings, including risk oversight-related matters.

We also believe that our leadership structure, discussed above under the caption “Board of Directors — Board Governance Matters — What is the board’s leadership structure, and who serves as the presiding director?” helps support the risk oversight function of the board. Specifically, we believe that the separation of the roles of chief executive officer and chairman of the board enhances risk oversight by combining the chief executive officer’s in-depth knowledge of the risks and challenges of our business with the independence and experience of our chairman.

Stockholder Communications with Directors

Stockholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole or the non-management directors as a group may do so by writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the board, the board committees or other such correspondence that the secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and may request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee during fiscal year 2010 was a current or former officer or employee of our company. There are no compensation committee interlocks between our company and other entities involving our executive officers and board members who serve as executive officers or board members of such other entities. No member of the compensation committee had any relationship requiring disclosure below under the caption “Certain Relationships and Related Transactions,” except for Mr. Stead, who serves as a director of Conexant.

EXECUTIVE OFFICERS

The table below sets forth certain information concerning our executive officers as of November 30, 2010.

Name	Age	Title

Raouf Y. Halim	50	Chief Executive Officer
Bret W. Johnsen	41	Senior Vice President and Chief Financial Officer
Najabat H. Bajwa	33	Senior Vice President and General Manager, Lightspeed Connectivity Solutions
Kurt F. Busch	40	Senior Vice President and General Manager, High-Performance Analog
Jing Cao	51	Senior Vice President, Operations
Allison K. Garcia	38	Senior Vice President, Human Resources
Gerald J. Hamilton	57	Senior Vice President, Worldwide Sales
Anil S. Mankar	55	Senior Vice President, VLSI Engineering
Thomas J. Medrek	54	Senior Vice President and General Manager, Communications Convergence Processing

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment during the past five years of each of our executive officers. Biographical information on Mr. Halim is discussed above under the caption “Board of Directors — Election of Directors — Who are the remaining directors? — Class III Directors.”

Mr. Johnsen has been our senior vice president and chief financial officer since July 2008. Prior to joining us, Mr. Johnsen served in a variety of finance and accounting positions with Broadcom Corporation (wired and wireless communication semiconductor and software products) from October 1999 through June 2008, including as the vice president and corporate controller (principal accounting officer) from September 2007 through June 2008, the senior director of finance, wireless connectivity group, from June 2007 through September 2007, the senior director of finance and operations, worldwide manufacturing, from May 2005 through June 2007, the director of finance, worldwide operations, from April 2003 through May 2005, as the controller for various business groups within Broadcom from June 2000 through December 2003 and as a corporate accounting manager from October 1999 through June 2000.

Mr. Bajwa has been our senior vice president and general manager, lightspeed connectivity solutions, since October 2007. Mr. Bajwa previously served as our vice president of marketing and applications engineering from October 2006 to October 2007, executive director of marketing from April 2006 to October 2006 and director of marketing from August 2003 to April 2006 for our optical communications IC product line. Prior to joining us, Mr. Bajwa was the director, navigation business, of Agilent Technologies, Inc. (electronic measurement devices and services) from November 2002 to August 2003.

Mr. Busch has been our senior vice president and general manager, high-performance analog, since October 2007. Mr. Busch previously served as our vice president of marketing and applications for our switching and signal conditioning product line from November 2006 to October 2007 and our executive director of business development from January 2006 to November 2006. Prior to joining us, Mr. Busch was a business development manager of Analog Devices, Inc. (signal processing solutions) from November 2003 to December 2005 and the vice president of marketing and president of the U.S. subsidiary of TeraCross Ltd. (semiconductor manufacturer) from November 2001 to November 2003. Mr. Busch currently serves as a member of the board of directors for First Western Group (real estate and agricultural lending).

Mr. Cao has been our senior vice president, operations, since March 2008. Prior to joining us, Mr. Cao was the vice president, operations, of HOYA Corporation USA, formerly Xponent Photonics, Inc. (optical network component manufacturer), from August 2006 to March 2008. Mr. Cao also served as the vice president, manufacturing and technology, from March 2006 to August 2006 and the director, assembly operations, from January 2001 to March 2006 of Vitesse Semiconductor Corporation (semiconductor communications design and development).

Ms. Garcia has been our senior vice president, human resources, since June 2010. Prior to joining us, Ms. Garcia was the vice president, human resources, of Lantronix, Inc. (device networking technologies) from June 2008 to June 2010. Ms. Garcia also served as the global director and vice president of human resources of Quiksilver, Inc. (casual lifestyle apparel) from April 2004 to June 2008, and as the director of human resources business operations and manager of human resources of Cendant Corporation (hospitality and real estate business and consumer services) from March 2001 to April 2004.

Mr. Hamilton has been our senior vice president, worldwide sales, since July 2006. Mr. Hamilton previously served as our vice president of sales for the Asia Pacific region from June 2003 to July 2006. He served as the vice president of sales for the Asia Pacific region of Conexant from September 2001 to June 2003.

Mr. Mankar has been our senior vice president, VLSI engineering, since August 2008. Prior to joining us, Mr. Mankar provided consulting services to Conexant from May 2008 to August 2008, and was the senior vice president, worldwide core engineering, and chief development officer of Conexant from December 2006 to May 2008. He also served as the vice president, VLSI hardware systems broadband media processing, and the vice president, worldwide core engineering, of Conexant from January 2005 to December 2006. He was the vice president, VLSI hardware systems personal computing division, of Conexant from September 1999 to December 2004, and the vice president, core engineering, of Conexant from January 2004 to December 2004.

Mr. Medrek has been our senior vice president and general manager, communications convergence processing, formerly multiservice access, since June 2004. Mr. Medrek previously served as our senior vice president and general manager, broadband internetworking systems, from June 2003 to June 2004. Mr. Medrek served as the vice president and general manager, broadband internetworking systems, of Conexant from February 2001 to June 2003 and the vice president of marketing, broadband internetworking systems, of Conexant from March 2000 to February 2001.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

During the course of fiscal year 2010, we remained committed to the following core executive compensation objectives: (i) attracting and retaining quality executive officers; (ii) aligning the interests of our executive officers and our stockholders; and (iii) paying for performance.

Fiscal year 2010 represented a year of milestone achievements for our company, including:

•	four consecutive quarters of sequential product revenue growth and improved operating profitability;

•	record product revenue, net income, earnings per share and cash generation;

•	$43.7 million in cash on our balance sheet at fiscal year end and the best net cash balance of the last five years;

•	the debut of a record 52 new products; and

•	the highest number of design wins in company history, up 30% over fiscal year 2009.

Additionally, we continued our market share growth at tier 1 customers and diversified into new customers in the enterprise arena with our analog portfolio. During fiscal year 2010, we launched a strategic initiative in next generation wireless infrastructure products and successfully generated industry interest and traction among tier 1 and tier 2 original equipment manufacturers who are designing new base station architectures to serve the 4G/long-term evolution market, with the introduction of our new wireless baseband processor product portfolio.

Fiscal Year 2010 Financial Highlights

A summary of our fiscal year 2010 financial results, as compared to our fiscal year 2009 financial results, is set forth in the table below:

	Fiscal Year	Fiscal Year
Financial Metric	2009	2010	Change %

Fiscal year end closing stock price	$3.05	$7.73	153%
Total net revenues (in millions)	126.6	178.2	41
Product revenue (in millions)	121.6	165.4	36
Net income/(loss) (in millions)	(25.1)	21.1	N/A
Net income/(loss) per share (diluted)	(1.04)	0.65	N/A
Net cash provided by/(used in) operating activities (in millions)	(5.4)	23.8	N/A

Fiscal Year 2010 Compensation Decisions

For the first time in our company’s history, we awarded short-term cash incentive-based compensation in fiscal year 2010 rather than short-term equity incentive-based compensation. We believe that the cash compensation is more consistent and more competitive with the practices of our emerging peers than our previous practice of awarding only short-term equity incentive compensation. A discretionary cash bonus was also granted to Mr. Johnsen, in addition to the cash incentive-based compensation as discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Special Bonuses — Discretionary Cash Bonuses.” The cash incentive-based compensation for our named executive officers (as defined in the “Summary Compensation Table (2010)” below) was based on achieving fiscal year 2010 performance goals consisting of various combinations of the following: (i) financial performance targets;

(ii) operating performance targets; (iii) design win execution; (iv) engineering execution; and (v) organizational development goals.

We continued to grant long-term incentive equity compensation awards consisting of both stock options and shares of restricted stock in fiscal year 2010. In fiscal year 2010, we also awarded unrestricted performance stock, which vest based upon the achievement of certain thresholds in the price of our common stock, to supplement our long-term equity awards of stock options and shares of restricted stock. This mix of stock options and shares of restricted stock and unrestricted performance stock is consistent with our compensation goals and programs, particularly the goals of further aligning the financial interests of our executive officers with those of our stockholders and attracting and retaining executive officers. We believe that the awards were and continue to be useful in retention. The vesting requirements of the stock options and shares of restricted stock and unrestricted performance stock provide that upon termination of employment, only options currently vested may be exercised and unvested stock options and restricted stock and unrestricted performance stock are forfeited. Thus, long-term compensation awards provide executive officers with an incentive to remain with our company through each award’s entire vesting period.

We made several additional adjustments to elements of our compensation programs during fiscal year 2010 and for fiscal year 2011 to further align our executive compensation structure with our stockholders’ interests and current market practices, including:

•	During fiscal year 2010, we reviewed executive officer perquisites to be more reflective of current compensation practices and trends, resulting in a significant overall reduction of perquisites available to executive officers.

•	We modified our process for measuring and calculating performance metrics in connection with short-term cash incentive awards, and limited the award of discretionary cash bonuses to executive officers.

•	At the end of fiscal year 2010, we conducted an assessment and review of executive officer stock ownership levels to ensure there is considerable incentive for management to align our company’s long-term interests because a portion of their personal investment portfolio consists of our company’s stock. The assessment indicated executive officer stock ownership levels were appropriate as compared to the executive officer stock ownership levels of executive officers at our emerging peer group companies.

•	During fiscal year 2011, short-term incentive cash awards will be based on a linear curve, thereby eliminating award cliffs and performance accelerators between performance metric ranges.

•	We implemented a maximum short-term incentive cash award amount of 200% of target award amounts for our fiscal year 2011 cash bonus plan for eligible executive officers and employees.

Overview

The following provides a brief overview of the more detailed disclosure set forth in the Compensation Discussion and Analysis below:

•	The objectives of our compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of executive officers with those of our stockholders; and (iii) pay-for-performance.

•	In making its fiscal year 2010 compensation decisions, the compensation committee consulted with a third-party compensation consultant and compared the compensation and performance of our executive officers with a peer group of 20 other semiconductor companies.

•	Our executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash incentive-based compensation; and (iii) long-term incentive equity awards. We also provide certain perquisites to our executive officers and on occasion grant discretionary and retention bonuses, and short-term incentive equity awards.

•	We encourage a pay-for-performance environment by linking short-term cash incentive-based compensation to the achievement of overall company and individual performance goals. Achievement of performance goals by our named executive officers during fiscal year 2010 ranged from 105% to 179%.

•	In fiscal year 2011, we intend to continue to deliver a combination of cash, stock options and restricted stock awards as part of our overall compensation program.

Objectives of Compensation Programs and Compensation Program Design

The compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. Under the compensation committee’s supervision, in fiscal year 2010, we implemented compensation policies, plans and programs intended to achieve the following objectives:

•	Attract and retain talented executive officers. We are engaged in a very competitive and highly cyclical industry, and our success depends upon our ability to attract and retain qualified executive officers through competitive compensation arrangements.

•	Further align the financial interests of executive officers with those of our stockholders. We want and expect our executive officers to think and act in both the near-term and long-term interests of our stockholders.

•	Pay-for-performance. We provide executive officers with incentive opportunities linked to achievement of both overall company and individual performance goals. Incentive programs are designed to reward business plan achievement.

We carry out these objectives by providing market competitive salaries, achieving an appropriate mix of cash and equity compensation, setting compensation based on individual and overall company performance and occasionally granting discretionary and retention bonuses.

Total Compensation Program Design

The compensation committee considers the total compensation, earned or potentially available, of the executive officers in establishing each component of compensation. In its review, the compensation committee considers information regarding our general industry and peer group, national surveys of other U.S. semiconductor and high technology companies, reports of our third-party compensation consultants and performance judgments as to the past and expected future contributions of individual executive officers. The compensation committee also reviews tally sheets in an effort to promote internal pay equity.

Our total compensation package generally includes a base annual salary, short-term incentive awards and long-term incentive awards. We target the short-term incentives of our chief executive officer to equal 100% of his base annual salary. We target the short-term incentives of all other named executive officers to equal 55% to 60% of their respective base annual salaries. Mr. Halim’s higher incentive target is a result of his greater breadth of responsibility relative to other executive officers, as well as peer group and industry practices of providing chief executive officers with higher incentive targets. We also occasionally grant cash discretionary bonuses to recognize achievements, as well as cash retention bonuses to maintain management continuity.

Role of Executive Officers and Compensation Consultants in Compensation Decisions

The compensation committee solicits compensation recommendations from our chief executive officer on our other executive officers, and then reviews and approves the total compensation for each of our executive officers. Our chief executive officer does not participate in the compensation committee’s decisions regarding his compensation. The compensation committee may request additional information from our chief executive officer and may also solicit the perspective and input of third-party compensation consultants. In fiscal year 2010, the compensation committee elected to continue its engagement with a third-party compensation consultant, Semler Brossy Consulting Group, LLC.

Semler Brossy was specifically engaged to: (i) review executive and non-executive compensation levels and practices; (ii) assess broader equity practices relative to our emerging and mature peer groups; and (iii) perform a competitive performance assessment as a context for evaluating executive compensation levels. For fiscal year 2010, we provided Semler Brossy with a list of our peer companies and data from the 2010 Radford Executive Survey for U.S. Technology Companies and requested that it report on the practices of each identified peer company, as well as analyze the data from the survey. The report included information on equity practices, such as equity burn rates, equity overhang, forms of equity awards and allocation of equity awards between officers and non-officers. The report also included information on trends, including changes in equity participation eligibility and the mix of cash and equity in total compensation, as well as an analysis of named executive officer compensation levels and compensation practices of each identified peer company. Semler Brossy did not provide any other services to our company during fiscal year 2010.

Additional information on the peer companies that Semler Brossy examined is discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Peer Group.”

Goal Setting and Performance Evaluation

Executive officer performance evaluations, including evaluations of our named executive officers, occur annually and are completed immediately following the conclusion of each fiscal year. To help achieve our strategic goals and annual objectives, we have developed an integrated performance management program, which has an overall purpose of strengthening results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executive officers, with the resources, information and support required to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving our business plan based on our strategic and tactical goals. It also links rewards to performance and recognizes outstanding performance with corresponding compensation actions. The process commences with the establishment of overall company and individual performance goals for our chief executive officer and other executive officers at the beginning of the fiscal year. These goals are based on our annual operating plan, which is reviewed by the board.

Our chief executive officer’s performance evaluation is coordinated by the chairman of the governance committee. Our chief executive officer is evaluated on performance against the annual operating plan, which is summarized in an annual scorecard. The scorecard contains a percentage level of achievement reached for each company metric, as well as an overall weighted average achievement percentage on all company performance goals. An annual 360 degree feedback assessment is also conducted for purposes of providing additional developmental feedback to our chief executive officer. The chairman of the governance committee reviews the corporate performance scorecard and the 360 degree feedback results with the other independent board members, obtains their feedback on our chief executive officer’s performance and completes the review. The governance committee then reports its findings to the compensation committee for use in its determination of appropriate compensation actions.

The board frequently discusses with our chief executive officer the performance of the other executive officers. Our chief executive officer incorporates this feedback into the evaluations of the other executive officers. The fiscal year 2010 performance evaluation results for our named executive officers are discussed below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards — Achievement against Performance Goals.”

Peer Group

In setting the base annual salary, individual bonus target amounts and equity grant guidelines for executive officers, the compensation committee, with assistance from our third-party compensation consultant, reviews information relating to the executive compensation of a group of peer companies selected by the compensation committee, comprised of direct competitors, other local semiconductor companies and leading national semiconductor companies. In analyzing our peer group, the compensation committee distinguishes emerging peers from mature peers. We include our direct competitors and other local semiconductor companies in our emerging peer group because we compete with them for business, as well as talent. We include leading national semiconductor companies in our mature peer group because they have a large influence on industry compensation practices. The peer group companies for fiscal year 2010 included the following:

Emerging Peers		Mature Peers

•	Applied Micro Circuits Corporation	•	Broadcom Corporation

•	PMC-Sierra, Inc.	•	Qualcomm, Inc.

•	Vitesse Semiconductor Corporation	•	Advanced Micro Devices, Inc.

•	Transwitch Corporation	•	Intel Corporation

•	Conexant Systems, Inc.	•	Texas Instruments, Inc.

•	Skyworks Solutions, Inc.	•	Maxim Integrated Products, Inc.

•	Microsemi Corporation	•	Analog Devices, Inc.(1)

•	NetLogic Microsystems, Inc.	•	Linear Technology Corporation(1)

•	Cavium Networks, Inc.(1)	•	National Semiconductor Corporation(1)

•	Mellanox Technologies, Ltd.(1)

•	Silicon Laboratories Inc.(1)

(1)	Peer added for fiscal year 2010 to provide additional comparison data from companies in our strategic growth markets.

With the assistance and guidance of our compensation consultant, the compensation committee reviews the compensation levels of our emerging peers when considering the amount of executive officer base annual salary and total compensation. For fiscal year 2010, the compensation committee believes that the base annual salary and total compensation provided to each executive officer was within the range of total compensation paid to similarly situated executive officers at emerging peer companies. The compensation committee targets our executive officers’ combined base salaries, equity holdings and total compensation in alignment with the practices of our emerging peers; however, it does not target any specific percentile.

The compensation committee reviews the data of both our emerging and mature peers in designing our equity-compensation structure. It typically considers our emerging peers’ annual equity burn rates, equity overhang and form of equity awards. Additionally, it reviews our emerging peers’ policies regarding allocation of equity awards between executive officers and non-executive officers, percentage of employees receiving grants, vesting practices, hiring grant practices and other trends. It typically considers data from our mature peers with respect to types of equity awards and employee eligibility for such awards. While data from our mature peers is used as a guide in designing the structure of our equity compensation policies, it does not have any influence on award amounts.

For fiscal year 2010, the compensation committee also used the Radford survey database, which provides data specific to high-technology and semiconductor industry compensation practices. The examination of the survey and peer group compensation practices allowed us to take industry practices into account to help ensure that our compensation policies are current and competitive.

Elements of Compensation

Executive compensation consists primarily of: (i) a base annual salary; (ii) short-term cash incentive-based compensation; and (iii) long-term incentive equity awards. This mix of payments allows us to provide compensation that directly addresses our compensation goals of retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our executive officers with other benefits, including perquisites, change of control agreements, a retirement savings plan and an employee stock purchase plan. The compensation committee also grants special cash bonuses and short-term incentive equity awards to certain executive officers to recognize particularly strong achievement or for specific retention purposes. Information on the total compensation awarded to each named executive officer during fiscal year 2010 is set forth in our “Summary Compensation Table (2010)” below.

Base Annual Salary

The base annual salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the operational area(s) for which they are responsible. In keeping with our compensation philosophy to attract and retain individuals of high quality, executive officer base salaries have been targeted to be competitive with base salaries paid to executive officers of our emerging peers, as described above, based on data reviewed by the compensation committee. The compensation committee determines the market median by reviewing information contained in survey data, SEC filings and advice from our third-party compensation consultant. The base salaries for our executive officers also reflect input from our chief executive officer regarding individual performance, company strategy and retention factors.

The base annual salary levels of each of our executive officers are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity and other qualitative factors. For the first time since July 2006, in July 2010, the compensation committee approved merit salary increases to each of our executive officers. Following the merit increases, on average, base annual salaries for our named executive officers were in alignment with the practices of our emerging peers and at the 50th percentile of our emerging peers.

The base annual salaries in fiscal year 2010 for all named executive officers are set forth below under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program Design — Elements of Compensation — Cash Incentive Awards — Target Incentives.”

Cash Incentive Awards

Our annual cash incentive compensation plan for the executive officers, including our chief executive officer, for fiscal 2010 consisted of awards under our fiscal 2010 cash bonus plan. All of the named executive officers participated in the fiscal 2010 cash bonus plan, except Mr. Hamilton, whose cash incentive award was under our sales incentive plan.

Fiscal Year 2010 Cash Bonus Plan

In December 2009, the compensation committee approved the fiscal year 2010 cash bonus plan. The plan was adopted in order to be competitive with our emerging peers, substantially all of which provide short-term cash incentive awards. Pursuant to the terms of the plan, our chief executive officer, the other executive officers (excluding Mr. Hamilton) and certain of our non-executive officers were eligible to receive a cash bonus for fiscal year 2010. The amount of cash bonuses our chief executive officer and other executive officers could earn under the cash bonus plan for fiscal year 2010 was limited by the amount of cash allocated to the plan. The amount of cash that was allocated to the plan to be available for awards was calculated as follows:

•	a dollar amount equal to 100% of any favorable quarterly variance to our planned fiscal year 2010 quarterly operating expense levels; plus

•	a dollar amount equal to 20% of our income from any fiscal year 2010 intellectual property sales.

Performance Goals

The amount of compensation paid as part of our cash incentive awards is based on both the overall financial performance of our company and the performance of the executive officers with respect to their individual assigned goals. The compensation committee adopts specific performance criteria for each fiscal year. Performance criteria typically include financial metrics, such as revenue, net income and operating profitability and attainment of engineering and strategic business development goals. Annual incentive awards may also be adjusted by the board in its discretion based on individual performance factors.

The compensation committee determined whether each named executive officer met his performance goals for fiscal year 2010. Management reported on the accomplishments of the officers, and the compensation committee carried out its responsibility of determining the extent to which those accomplishments met the pre-established goals. While the use of the performance goals is intended to establish a rigorous process for tracking and evaluating performance, the compensation committee’s assessment of performance against particular goals involves the application of qualitative, as well as quantitative measures.

The specific company and business unit revenue, operating profit, gross margin, operating expense, net income, cash generation, design win, engineering execution and budget reduction targets are based on our company’s internal annual operating plan. Disclosure of such targets or our annual operating plan is not possible, due to the commercially sensitive nature of the data, and such disclosure would cause substantial competitive harm to our company. As an indication of the level of difficulty in achieving the overall performance objectives, the compensation committee determined that the applicable named executive officers attained levels of achievement (including financial and non-financial goals) in the following ranges in each of the last three fiscal years:

Fiscal Year	Range of Achievement

2009	50% — 97%
2008	90% — 100%
2007	73% — 94%

The pre-established factors for fiscal year 2010 used to determine individual performance and the relative weight given to each factor for each named executive officer are set forth in the table below. The different factors and relative weights reflect differences in the job responsibilities of our named executive officers.

Named Executive Officer	Performance Factors (and Weight)

Raouf Y. Halim	•	Company fiscal year net income and cash generation targets: 50%
	•	Design win execution against the fiscal year plan: 15%
	•	Engineering execution: 20%
	•	Individual organizational development goals: 15%

Bret W. Johnsen	•	Company fiscal year net income target: 50%
	•	Balance sheet improvement: 20%
	•	Individual organizational execution goals: 20%
	•	Investor relations goals: 10%

Thomas J. Medrek	•	Company fiscal year operating profit target: 30%
	•	Business unit fiscal year revenue target: 30%
	•	Business unit fiscal year gross margin target: 10%
	•	Business unit fiscal year operating expense target: 10%
	•	Business unit design win execution against the fiscal year plan: 10%
	•	Business unit engineering execution: 10%

Gerald J. Hamilton	•	Company fiscal year revenue target: 60%
	•	Design win execution against the fiscal year plan: 30%
	•	Budget reduction target for the worldwide sales department: 10%

Kurt F. Busch	•	Company fiscal year operating profit target: 30%
	•	Business unit fiscal year revenue target: 30%
	•	Business unit fiscal year gross margin target: 10%
	•	Business unit fiscal year operating expense target: 10%
	•	Business unit design win execution against the fiscal year plan: 10%
	•	Business unit engineering execution: 10%

The cash generation, net income, operating profit, gross margin and operating expense amounts we use to measure achievement of performance goals are non-GAAP measures. Our calculation of net income, operating profit, gross margin and operating expense excludes stock-based compensation and related payroll costs, amortization of intangible assets, asset impairments, employee separation costs, legal settlement costs, special charges, reverse stock split costs, employee option exchange costs, gain on debt extinguishment and non-cash interest expense on convertible senior notes. We calculate cash generation as the net increase or decrease in cash and cash equivalents. We use non-GAAP measures because these measures help us internally to evaluate our operating performance, while excluding items that are considered by management to be outside of our core operating results.

Target Incentives

The fiscal year 2010 base annual salaries and short-term target incentives for our named executive officers are set forth in the table below.

Named Executive Officer	Base Annual Salary(1)	Target Incentive(2)

Raouf Y. Halim	$512,500	100%
Bret W. Johnsen	303,750	60%
Thomas J. Medrek	327,750	55%
Gerald J. Hamilton	252,500	55%
Kurt F. Busch	268,975	55%

(1)	Salaries adjusted to reflect three fiscal quarters at each named executive officer’s base annual salary prior to the implementation of merit salary increases, and one fiscal quarter at each named executive officer’s adjusted salary following the implementation of the merit salary increases.
(2)	Target incentive represents a target amount of base annual salary to be paid pursuant to the 2010 cash bonus plan (except for Mr. Hamilton, whose awards are made under our sales incentive plan).

Achievement against Performance Goals

The compensation committee determined that the named executive officers achieved their fiscal year 2010 goals to the extent set forth below. While in many cases the executive officers exceeded 100% of their respective non-financial goals, the compensation committee limited the achievement of the non-financial goals to 100% for the purposes of calculating the fiscal year 2010 cash incentive award amounts in order to provide a greater incentive for achieving financial goals. Annual cash incentive award amounts were, in all instances, determined through the application of a formula-based linear algorithm based on achievement levels and weighting of the performance goals.

Mr. Halim. Based on the performance evaluation described above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Objectives of Compensation Programs and Compensation Program and Design — Goal Setting and Performance Evaluation” above, the compensation committee determined that Mr. Halim achieved 264% of his financial performance goals (fiscal year net income and cash generation targets) — (50% weighting of overall award) for fiscal year 2010.

The compensation committee determined that Mr. Halim met the following percentages of his non-financial goals for fiscal year 2010: (i) 124% — design win execution against the fiscal year plan — (15% weighting of overall award); (ii) 84% — engineering execution — (20% weighting of overall award); and (iii) 100% — individual organization development goals — (15% weighting of overall award), resulting in a 179% overall achievement of his fiscal year 2010 goals. We had a number of key design wins in fiscal year 2010, most notably in our communications convergence processing business unit, with the continued ramp of fiber-to-the-x optical infrastructure worldwide. This resulted in 35% year-over-year growth within this business unit alone. High-performance analog solutions also continued to ramp, shipping into the carrier and enterprise segments, and the mobile data traffic continued to drive the next generation of 3G/4G wireless infrastructure. We also met development and production needs according to schedule throughout fiscal year 2010 for all continuing business units.

Based on the overall assessment of Mr. Halim’s performance against his goals, the compensation committee awarded Mr. Halim a total cash incentive award of $916,278 under our fiscal year 2010 cash bonus plan, which represented 179% of his target incentive.

Mr. Johnsen. The compensation committee determined that Mr. Johnsen met the following percentages of his goals for fiscal year 2010: (i) 226% — company fiscal year net income target — (50% weighting of overall award); (ii) 100% — balance sheet improvement — (20% weighting of overall award); (iii) 100% — individual organizational execution — (20% weighting of overall award); and (iv) 100% — investor relations goals — (10% weighting of overall award), resulting in a 163% overall achievement of his fiscal year 2010 goals.

Based on the overall assessment of Mr. Johnsen’s performance against his goals, the compensation committee awarded Mr. Johnsen a total cash incentive award of $297,423 under our fiscal year 2010 cash bonus plan, which represented 163% of his target incentive.

Mr. Medrek. The compensation committee determined that Mr. Medrek met the following percentages of his goals for fiscal year 2010: (i) 177% — company fiscal year operating profit target — (30% weighting of overall award); (ii) 104% — business unit fiscal year revenue target — (30% weighting of overall award); (iii) 101% — business unit fiscal year gross margin target — (10% weighting of overall award); (iv) 93% — business unit fiscal year operating expense target —  (10% weighting of overall award); (v) 119% — business unit design win execution against the fiscal year plan — (10% weighting of overall award); and (vi) 100% — business unit engineering execution — (10% weighting of overall award), resulting in a 124% overall achievement of his fiscal year 2010 goals. Based on the overall assessment of Mr. Medrek’s performance against his goals, the compensation committee awarded Mr. Medrek a total cash incentive award of $223,049 under our fiscal year 2010 cash bonus plan, which represented 124% of his target incentive.

Mr. Hamilton. Although Mr. Hamilton did not participate in the fiscal year 2010 cash bonus plan described above, he was eligible for a cash bonus for fiscal year 2010 under our sales incentive plan, which is directly tied to Mr. Hamilton’s responsibilities and our company’s sales as a direct measure of his performance. Mr. Hamilton did not participate in the fiscal year 2010 cash bonus plan because bonuses under the plan were limited by the amount of cash allocated to the plan, and it was possible that had he participated, Mr. Hamilton would have received a smaller bonus than that which he would have otherwise been entitled. Sales executives in our industry typically receive cash incentive awards as part of their compensation packages and because the cash incentive award is an essential part of Mr. Hamilton’s compensation, the compensation committee excluded Mr. Hamilton from the fiscal year 2010 cash bonus plan. Consequently, Mr. Hamilton’s cash bonus award was not limited by the amount of cash allocated to the fiscal year 2010 cash bonus plan.

The compensation committee determined that Mr. Hamilton met the following percentages of his goals for fiscal year 2010: (i) 110% — company fiscal year revenue target — (60% weighting of overall award); (ii) 98% — design win execution against the fiscal year plan — (30% weighting of overall award); and (iii) 98% — budget reduction target for the worldwide sales department — (10% weighting of overall award), resulting in a 105% overall achievement of his fiscal year 2010 goals. Based on the overall assessment of Mr. Hamilton’s performance against his goals, the compensation committee awarded Mr. Hamilton a total cash incentive award of $145,176 for fiscal year 2010 under our sales incentive plan, which represented 105% of his target incentive.

Mr. Busch. The compensation committee determined that Mr. Busch met the following percentages of his goals for fiscal year 2010: (i) 177% — company fiscal year operating profit target — (30% weighting of overall award); (ii) 106% — business unit fiscal year revenue target — (30% weighting of overall award); (iii) 101% — business unit fiscal year gross margin target — (10% weighting of overall award); (iv) 100% — business unit fiscal year operating expense target — (10% weighting of overall award); (v) 161% — business unit design win execution against the fiscal year plan — (10% weighting of overall award); and (vi) 83% — business unit engineering execution — (10% weighting of overall award), resulting in a 123% overall achievement of his fiscal year 2010 goals. Based on the overall assessment of Mr. Busch’s performance against his goals, the compensation committee awarded Mr. Busch a total cash incentive award of $182,295 under our fiscal year 2010 cash bonus plan, which represented 123% of his target incentive.

Fiscal Year 2011 Cash Bonus Plan

In January 2011, the compensation committee approved a fiscal year 2011 cash bonus plan. The plan was adopted in order to be competitive with our emerging peers, substantially all of which provide short-term cash incentive awards. Pursuant to the terms of the plan, our chief executive officer, the other executive officers (excluding Mr. Hamilton) and certain of our non-executive officer employees are eligible to receive a cash bonus for fiscal year 2011. The amount of cash bonuses our chief executive officer and other executive officers can earn under the cash bonus plan for fiscal year 2011 will be limited by the amount of cash allocated to the plan. The amount of cash that may be allocated, if any, to the plan will be limited to a dollar amount equal to 100% of any favorable quarterly variance to our planned fiscal year 2011 quarterly operating expense levels. In addition, individual award amounts under the plan cannot exceed 200% of target award amounts. Mr. Hamilton will participate in our cash sales incentive plan, which is consistent with our past practices.

Long-Term Incentive Equity Awards

Our long-term compensation generally consists of both stock option and restricted stock awards provided under our 2003 long-term incentives plan. In fiscal year 2010, for the reasons discussed below, we also granted unrestricted performance stock awards to Messrs. Halim, Hamilton and Medrek. In determining the timing and size of our awards, we follow a policy of targeting compensation that is competitive with our emerging peers. Additionally, we consider the number and status of past long-term awards when deciding to make a new grant.

We routinely grant eligible employees equity awards at the time of hire and also provide equity awards covering a large portion of our employees annually. The vesting periods vary with respect to each individual award, but stock option awards generally vest within a three or four year period and restricted stock awards generally vest within a range of one to four years. The restricted stock awards with one year vesting periods were typically granted as part of our short term-incentive compensation with specific performance goals. The exercise price of all stock options is set at the fair market value of our company’s stock on the grant date.

In November 2009, we granted stock options and shares of restricted stock to our named executive officers. The stock option awards vested as to 8.33% of the underlying award quarterly beginning in February 2010. The restricted stock awards vested as to 25% of the underlying award quarterly beginning in February 2010. In March 2010, we granted shares of restricted stock to our named executive officers.

In March 2010, we also granted awards of unrestricted performance stock to certain named executive officers, with vesting subject to satisfaction of specific performance conditions. The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively. On the date the awards begin to vest, 8.33% of the shares of common stock underlying the awards will vest for each completed three month period from the grant date to the date the awards begin to vest. An additional 8.33% of the shares of common stock underlying the awards will vest on each three month anniversary date of the date the awards begin to vest. If the vesting trigger price is not achieved prior to the three year anniversary date of the grant date, the awards will be forfeited.

The compensation committee granted the one-time unrestricted performance stock award to Mr. Halim based on its assessment of the competitiveness of his current equity compensation value and his performance with regard to our financial performance, quality of our revenue and his strategic positioning of our company, and to incentivize continuing business performance improvement. The compensation committee granted the one-time unrestricted performance stock award to Mr. Medrek based on its assessment of the competitiveness of his current equity compensation value, his performance with regard to the development and growth of the our communications convergence processing business unit and to incentivize continuing business performance improvement. The compensation committee granted the one-time unrestricted performance stock award to Mr. Hamilton based on its assessment of the competitiveness of his current equity compensation value and his performance with regard to the development of our globally diverse customer engagements.

The number of stock options and shares of restricted stock and unrestricted performance stock awarded, as set forth in the “Grants of Plan Based Awards (2010)” table below, varied with respect to each individual due to differences in each individual’s compensation targets, levels of responsibility and role within our company. The “Outstanding Equity Awards at Fiscal Year-End (2010)” table below sets forth all long-term incentive awards granted in previous years.

Our long-term equity compensation awards are consistent with our goals for compensation, particularly in further aligning the interests of our executive officers with our stockholders. The awards provide compensation in addition to salary, cash incentives and bonuses, and assist us in recruiting and retaining executive officers. The awards are useful in retention because of their vesting requirements, which provide that upon termination of employment, only options currently vested may be exercised and unvested stock options, restricted stock and unrestricted performance stock are forfeited. Thus, long-term equity compensation awards give executive officers an incentive to remain with our company through each award’s entire vesting period.

Incentive Equity Awards for Fiscal Year 2011

In November 2010, we granted stock options and shares of restricted stock to our named executive officers. The stock option awards will vest as to 33.33% of the underlying award on the one year anniversary of the grant date and 4.17% monthly thereafter. The restricted stock awards will vest as to 33.33% of the underlying award on November 5, 2011 and 12.5% quarterly thereafter. The number of stock options and shares of restricted stock awarded, as set forth in the table below, varied with respect to each individual due to differences in each individual’s compensation targets and role within our company.

	Number of Stock	Number of Shares of
Named Executive Officer	Options	Restricted Stock

Raouf Y. Halim	30,000	15,000
Bret W. Johnsen	20,000	10,000
Thomas J. Medrek	12,500	6,250
Gerald J. Hamilton	12,500	6,250
Kurt F. Busch	12,500	6,250

Special Bonuses

Discretionary Cash Bonuses

From time to time, we grant discretionary cash bonuses. These awards are not tied to any specific performance measure and are made at the discretion of the compensation committee. Shortly after the end of fiscal year 2010, we granted a discretionary cash bonus of $50,000 to Mr. Johnsen to recognize his outstanding performance in fiscal year 2010, including recognition of the successful completion of our March 2010 equity offering and fiscal year 2010 improved operating income. Shortly after the end of fiscal year 2009, we granted a discretionary cash bonus of $75,000 to Mr. Johnsen to recognize his particularly strong achievements during fiscal year 2009, including his contributions to significant improvements in our balance sheet, the equity offering we completed in the fourth quarter of fiscal year 2009 and the improved management of our cash assets. While discretionary cash bonuses will remain an option for us to recognize extraordinary achievement, we view them as an exception, and grant them selectively.

Retention Bonuses

In addition to our standard components of compensation, we occasionally grant retention bonuses to our executive officers. We grant retention bonuses to certain individuals based on a determination that these individuals fill an essential role in our success or failure and the importance of retaining their services. No retention bonuses were granted to our executive officers in fiscal year 2010.

Other Compensation Policies

Perquisites and Personal Benefits

We provide our executive officers, including our chief executive officer, with perquisites and other personal benefits that we believe are reasonable, competitive and consistent with our peers and our overall executive compensation program. The perquisites and personal benefits that we have historically offered include retirement savings plan matching contributions, life insurance premiums, excess personal liability insurance premiums, an annual physical examination, airline club fees, club dues, health club memberships and financial planning and tax preparation services. In May 2010, the compensation committee determined that we would no longer provide club dues or financial planning and tax preparation services to our executive officers. We sometimes also offer certain benefits associated with the hiring of new executive officers, such as transportation, temporary housing and relocation costs.

In determining the appropriate level of perquisites and personal benefits, we periodically review the Ayco Executive Benefits & Perquisite Survey, as well as information provided in SEC filings of our peer group. We believe that these benefits help us to hire and retain qualified executive officers and enable them to perform their job responsibilities with fewer distractions. For valuation of perquisites and other benefits provided during fiscal year 2010, see footnote 2 to our “Summary Compensation Table (2010)” below.

Timing of Grants of Equity Awards

We have generally granted awards of stock options and shares of restricted stock to our executive officers on an annual basis. We also make equity grants to new hires or to others in specific situations other than on an annual basis, as determined by the compensation committee. The grant date of equity awards is typically the date we obtain formal approval of the grant. We do not have, and do not intend to have, any program, plan or practice to time the grant of equity awards in coordination with the release of material non-public information. We also do not have, and do not intend to have, any program, plan or practice to time the release of material non-public information for the purpose of affecting the value of executive compensation. The exercise price for all stock options that we grant is equal to the closing price of our common stock on the grant date.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to our chief executive officer and the three most highly compensated executive officers (not including our chief executive officer and chief financial officer). However, certain compensation meeting a tax law definition of “performance-based” is generally exempt from this deduction limit. We do not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). We have included provisions in our 2003 long-term incentives plan designed to enable grants of stock options to executive officers affected by Section 162(m) to qualify as “performance-based” compensation. Such grants cannot qualify until they are made by a committee consisting of “outside directors” under Section 162(m). The compensation committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. Given our changing industry and business, as well as the competitive market for outstanding executive officers, the compensation committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the compensation committee may, from time to time, deem it appropriate to approve elements of compensation for certain executive officers that are not fully deductible.

The performance factors for equity compensation intended to meet the tax law definition of “performance-based” compensation were most recently approved in March 2009 and must be approved by stockholders at least every five years.

Change of Control Agreements

Each of our named executive officers has entered into our standard change of control agreement, which provides, under certain circumstances, for payments upon termination of employment in connection with a change of control of our company. Payments made under the agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required. We believe that a change of control agreement is necessary to diminish the inevitable distraction of executive officers by virtue of the personal uncertainties and risks created by a pending or threatened change of control. The agreement intends to encourage the executive officer’s full attention and dedication and to provide a compensation and benefits arrangement satisfactory to the executive officer and competitive with other companies.

For the purposes of the change of control agreement, a change of control generally means:

•	the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of our common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the board, which is not supported by the current board;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results in a change in the majority of the board or of more than 60% of our stockholders; or

•	approval by our stockholders of the complete liquidation or dissolution of our company.

An executive officer who terminates his own employment for good reason or whose employment is terminated by us for reasons other than for cause, disability or death (qualified terminations) in connection with a change of control is entitled to the following payouts and benefits:

•	three times the executive officer’s base annual salary for our chief executive officer and two times the base annual salary for all other executive officers;

•	three times the executive officer’s bonus under our annual incentive plans for our chief executive officer and two times the bonus for all other executive officers;

•	accrued vacation pay to the extent that it remains unpaid;

•	continued coverage under our welfare benefit plans for two years after termination, including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs to the extent applicable generally to other peer executive officers of our company and our affiliated companies;

•	outplacement services, the scope and provider of which will be selected by the executive officer in his sole discretion;

•	immediate vesting of all equity securities held by the executive officer;

•	other benefits including those that the executive officer is eligible to receive under any plan, program, policy or practice or contract or agreement; and

•	for substantially all of our executive officers, a gross-up payment, defined as the amount equal to the excise tax on any payment by us pursuant to the change of control agreement as imposed by Section 4999 of the Internal Revenue Code and all taxes associated with the payment of that excise tax.

We believe that providing for payment under the change of control agreements upon a double trigger of a change of control and a qualified termination achieves the balanced result of focusing the executive officer and protecting our company’s best interests. In March 2009, we eliminated the provision for gross-up payments in all change of control agreements entered into with our executive officers after that date. For more information regarding potential payments under the change of control agreements, see the “Potential Payments Upon Termination or Change-in-Control (2010)” table below.

Retirement Plans

Executive officers are eligible to participate in our retirement savings plan. Our retirement savings plan operates as a defined contribution tax-qualified plan and is open to all of our domestic salaried employees. A participant may elect to defer compensation within certain contribution limitations. We retain the discretion to contribute to each participant’s plan through profit sharing and matching of contributions. Our contributions are paid in the form of cash and are invested in our common stock fund. For fiscal year 2010, we matched participants’ contributions 100% of the first 4% of the participant’s covered compensation. The matching contributions paid to our named executive officers under our retirement savings plan during fiscal year 2010 are listed in footnote 2 to our “Summary Compensation Table (2010)” below.

Summary Compensation Table (2010)

The following table sets forth the compensation earned for services performed for our company during fiscal years 2010, 2009 and 2008 by:

•	our chief executive officer;

•	our chief financial officer; and

•	each of our other three most highly compensated executive officers, employed by us as of the end of fiscal year 2010, whom we refer to collectively as our “named executive officers.”

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary		Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	Bonus ($)	($)(1)	($)(1)	($)	($)(2)	Total($)

Raouf Y. Halim	2010	$512,500	—	$2,517,300	$148,800	$916,278	$40,063	$4,134,941
Chief Executive Officer	2009	500,000	$600,000	106,000	203,400	—	53,116	1,462,516
	2008	500,000	250,000	278,250	267,000	—	54,371	1,349,621
Bret W. Johnsen	2010	303,750	50,000(3)	87,200	99,200	297,423	22,830	860,403
Senior Vice President	2009	300,000	75,000	106,000	56,500	—	25,559	563,059
and Chief Financial Officer	2008	69,231	200,000	—	354,000	—	2,144	625,375
Thomas J. Medrek	2010	327,750	—	531,800	62,000	223,049	20,525	1,165,124
Senior Vice President	2009	308,077	—	21,200	73,450	—	37,610	440,337
and General Manager,	2008	300,000	35,000	64,990	—	—	35,514	435,504
Communications Convergence Processing
Gerald J. Hamilton	2010	252,500	—	213,600	62,000	145,176	13,796	687,072
Senior Vice President,	2009	250,000	—	21,200	56,500	132,935	13,429	474,064
Worldwide Sales	2008	247,308	—	73,250	—	135,369	34,315	490,242
Kurt F. Busch	2010	268,975	—	54,500	62,000	182,295	22,600	590,370
Senior Vice President and General Manager, High-Performance Analog

(1)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 1, 2010, included in our annual report on Form 10-K filed with the SEC on November 22, 2010. The stock awards for Messrs. Halim, Medrek and Hamilton consist of awards of restricted stock and unrestricted performance stock. The grant date fair value of the unrestricted performance stock awards set forth in the table above, based on expected performance, is as follows: $1,128,000 for Mr. Halim; $225,600 for Mr. Medrek; and $75,200 for Mr. Hamilton. The grant date fair value of these awards, assuming that the highest level of performance conditions will be achieved, is as follows: $1,731,000 for Mr. Halim; $346,200 for Mr. Medrek; and $115,400 for Mr. Hamilton. The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively. For more information on these awards, see the discussion above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Equity Awards.”

(2)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

	Retirement		Liability
	Savings Plan	Life	Insurance	Airline	Club	Financial	Property				Tax
	Contributions	Insurance	Premiums	Club	Dues	Services	Management	Health	Physical	Internet	Reimbursement
Name	(A)	Premiums	(B)	Fees	(C)	(C)(D)	(E)	Club	Exams	Reimbursement	(F)

Raouf Y. Halim	$9,577	$2,463	$3,598	$425	$5,268	$5,500	—	$3,248	$1,500	$540	$7,944

Bret W. Johnsen	12,150	669	1,248	375	—	—	—	5,400	—	—	2,988

Thomas J. Medrek	11,141	1,671	1,248	—	—	—	$5,976	297	—	—	192

Gerald J. Hamilton	9,715	2,348	1,248	325	—	—	—	—	—	—	160

Kurt F. Busch	9,536	571	1,248	399	—	1,175	—	5,355	—	540	3,776

(A)	Represents amounts we contributed pursuant to our retirement savings plan.

(B)	Represents amounts we paid for excess personal liability insurance coverage.

(C)	In May 2010, the compensation committee discontinued these perquisites.

(D)	Represents fees we paid on behalf of the executive for financial services provided by a third party, including financial counseling, tax return preparation and estate planning.

(E)	Represents amount for property management fees we paid for Mr. Medrek’s former residence in connection with his relocation to Southern California.

(F)	We discontinued the practice of issuing tax reimbursement payments related to perquisites to our executive officers beginning in fiscal year 2011 in order to be more in line with best pay practices.

(3)	The amount disclosed for Mr. Johnsen represents a discretionary cash bonus in recognition of his outstanding performance in fiscal year 2010, and is discussed further above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Special Bonuses — Discretionary Cash Bonuses.”

Compensation Policies and Practices and Risk Management

During fiscal year 2010, with the assistance of information provided by our independent compensation consultants at the direction of our compensation committee, the board conducted a risk assessment of our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In addition, the board believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive or inappropriate risk for the following reasons:

•	We structure our compensation to consist of both fixed and variable compensation. The variable portions of compensation (short-term incentive-based cash and equity compensation and long-term incentive equity compensation) are designed to: (i) align the financial interests of our executive officers with those of our stockholders; and (ii) pay for both short-and long-term corporate performance. For short-term performance, our incentives are awarded based on pay-for-performance criteria that include: (i) net income; (ii) operating profitability; and (iii) attainment of engineering and strategic business development goals. For long-term performance, our stock option awards, restricted stock awards and unrestricted performance stock awards (if the stock price-based vesting thresholds are met) generally vest over three to four years. Stock option and unrestricted performance stock awards, which vest only upon the achievement of certain stock price appreciation thresholds, are only valuable, and, in some cases, only earned, if our stock price increases over time. Our restricted stock awards generally vest quarterly over three years. We feel these variable elements of compensation are a sufficient percentage of overall compensation to motivate our executive officers to meet short-term business objectives and produce superior long-term corporate results, while the fixed element is appropriate and discourages the need for executive officers to take unnecessary or excessive risks in doing so. Fixed compensation is reviewed annually and adjusted periodically as discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Base Annual Salary.” Metrics used in determining funding of the short-term cash incentive awards are approved by the compensation committee at the commencement of the fiscal year.

•	We have strict internal controls over the measurement and calculation of performance metrics, which are validated through multiple business units, thereby reducing the risk of manipulation by any employee or executive. In addition, all of our employees are required to undergo training on our code of business conduct and ethics, which covers, among other things, accuracy of business records.

•	We believe that our combined focus on income and profitability (through short-term incentive cash and equity awards) and stock price (through long-term incentive equity awards) naturally limits excessive or inappropriate risk-taking. The short-term incentive mix of cash and equity awards is approved by the compensation committee, which believes the mix of cash and equity awards, and the financial metrics used to determine the amount of an executive officer’s annual short-term incentive cash and equity awards are measures that drive long-term stockholder value. These measures include fiscal year net income and cash generation, which encourages the pursuit of opportunities that enhance stockholder value. The long-term incentive equity awards work to do the same; encourage executive officers to look to long-term appreciation in value.

The board determined that, for all employees, our compensation programs do not encourage excessive or inappropriate risk; rather, they encourage behaviors that support sustainable value creation. Nonetheless, in connection with the review of our risk profile, the board and the compensation committee plan to routinely perform the following activities:

•	an assessment and review of executive stock ownership levels to ensure there is considerable incentive for management to consider our company’s long-term interests because a portion of their personal investment portfolio consists of our company’s stock; and

•	structure short-term incentive cash awards on a linear curve, thereby eliminating award cliffs and performance accelerators between performance metric ranges.

Additionally, we implemented a maximum short-term incentive cash award amount of 200% of target award amounts for our fiscal year 2011 cash bonus plan for eligible executive officers and employees.

Grants of Plan-Based Awards (2010)

The following table presents information on equity awards granted to our named executive officers during fiscal year 2010.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)(3)
								All
								Other
								Stock	All Other
								Awards:	Option		Grant
								Number	Awards:	Exercise	Date Fair
								of	Number of	or Base	Value of
								Shares	Securities	Price of	Stock and
								of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(2)	($/Sh)	(4)

Raouf Y. Halim	—	—	$512,500	—	—	—	—	—	—	—	—
	11/20/2009	—	—	—	—	—	—	30,000	—	—	$130,800
	3/10/2010	—	—	—	—	—	—	150,000	—	—	1,258,500
	11/20/2009	—	—	—	—	—	—	—	60,000	$4.36	148,800
	3/10/2010	—	—	—	—	150,000	150,000	—	—	—	1,128,000
Bret W. Johnsen	—	—	182,250	—	—	—	—	—	—	—	—
	11/20/2009	—	—	—	—	—	—	20,000	—	—	87,200
	11/20/2009	—	—	—	—	—	—	—	40,000	4.36	99,200
Thomas J. Medrek	—	—	180,263	—	—	—	—	—	—	—	—
	11/20/2009	—	—	—	—	—	—	12,500	—	—	54,500
	3/10/2010	—	—	—	—	—	—	30,000	—	—	251,700
	11/20/2009	—	—	—	—	—	—	—	25,000	4.36	62,000
	3/10/2010	—	—	—	—	30,000	30,000	—	—	—	225,600
Gerald J. Hamilton	—	—	138,875	—	—	—	—	—	—	—	—
	11/20/2009	—	—	—	—	—	—	12,500	—	—	54,500
	3/10/2010	—	—	—	—	—	—	10,000	—	—	83,900
	11/20/2009	—	—	—	—	—	—	—	25,000	4.36	62,000
	3/10/2010	—	—	—	—	10,000	10,000	—	—	—	75,200
Kurt F. Busch	—	—	147,936	—	—	—	—	—	—	—	—
	11/20/2009	—	—	—	—	—	—	12,500	—	—	54,500
	11/20/2009	—	—	—	—	—	—	—	25,000	4.36	62,000

(1)	The non-equity incentive plan does not provide for a threshold or maximum payout. The material terms of this plan are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Cash Incentive Awards — Fiscal Year 2010 Cash Bonus Plan.” The fiscal year 2011 cash bonus plan does provide for a maximum payout not to exceed 200% of target award amounts, and is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Fiscal Year 2011 Cash Bonus Plan.”
(2)	The material terms of these awards are discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Equity Awards.”
(3)	These unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively.
(4)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 1, 2010, included in our annual report on Form 10-K filed with the SEC on November 22, 2010.

Outstanding Equity Awards at Fiscal Year-End (2010)

The following table summarizes the equity awards we have made to our named executive officers which were outstanding as of the end of fiscal year 2010.

										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
									Plan	Payout
									Awards:	Value of
									Number of	Unearned
									Unearned	Shares,
			Number of	Number of			Number of	Market Value	Shares,	Units or
			Securities	Securities			Shares or	of Shares or	Units or	Other
			Underlying	Underlying			Units of	Units of Stock	Other	Rights That
			Unexercised	Unexercised	Option	Option	Stock That	That Have	Rights that	Have Not
			Options (#)	Options (#)	Exercise	Expiration	Have Not	Not Vested	Have Not	Vested
Name	Grant Date		Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)(1)	Vested (#)	($)(2)

Raouf Y. Halim	10/27/2000		1,715	—	$22.0295	10/27/2010	—	—	—	—
	3/30/2001		191,185	—	9.001	3/30/2011	—	—	—	—
	4/3/2002		64	—	11.793	4/2/2012	—	—	—	—
	4/3/2002		32,121	—	11.793	4/3/2012	—	—	—	—
	8/15/2003		60,000	—	13.25	8/15/2011	—	—	—	—
	7/30/2004		30,000	—	17.765	7/30/2012	—	—	—	—
	1/28/2005		36,000	—	11.40	1/28/2013	—	—	—	—
	2/2/2007		50,000	—	10.95	2/2/2015	—	—	—	—
	7/24/2008		28,125	75,000	3.87	7/24/2016	—	—	—	—
	4/30/2009		74,994	105,006	2.12	4/30/2017	—	—	—	—
	11/20/2009		15,000	45,000	4.36	11/20/2017	—	—	—	—
	4/30/2009		—	—	—	—	34,375	$265,719	—	—
	11/20/2009		—	—	—	—	7,500	57,975	—	—
	3/10/2010(A	)	—	—	—	—	125,000	966,250	—	—
	3/10/2010(B	)	—	—	—	—	—	—	150,000	$1,731,000

Bret W. Johnsen	7/24/2008		20,833	91,667	3.87	7/24/2016	—	—	—	—
	4/30/2009		4,166	29,169	2.12	4/30/2017	—	—	—	—
	11/20/2009		10,000	30,000	4.36	11/20/2017	—	—	—	—
	4/30/2009		—	—	—	—	34,375	265,719	—	—
	11/20/2009		—	—	—	—	5,000	38,650	—	—

Thomas J. Medrek	10/27/2000		416	—	22.0295	10/27/2010	—	—	—	—
	3/30/2001		4,302	—	9.001	3/29/2011	—	—	—	—
	8/15/2003		20,000	—	13.25	8/15/2011	—	—	—	—
	7/16/2004		15,000	—	15.50	7/16/2012	—	—	—	—
	7/30/2004		10,999	—	17.765	7/30/2012	—	—	—	—
	1/28/2005		12,000	—	11.40	1/28/2013	—	—	—	—
	2/2/2007		12,500	—	10.95	2/2/2015	—	—	—	—
	4/30/2009		27,080	37,920	2.12	4/30/2017	—	—	—	—
	11/20/2009		6,250	18,750	4.36	11/20/2017	—	—	—	—
	4/30/2009		—	—	—	—	6,875	53,144	—	—
	11/20/2009		—	—	—	—	3,125	24,156	—	—
	3/10/2010(A	)	—	—	—	—	25,000	193,250	—	—
	3/10/2010(B	)	—	—	—	—	—	—	30,000	346,200

Gerald J. Hamilton	8/15/2003		6,667	—	13.25	8/15/2011	—	—	—	—
	7/30/2004		3,500	—	16.15	7/30/2012	—	—	—	—
	1/28/2005		4,860	—	11.40	1/28/2013	—	—	—	—
	8/4/2006		5,000	—	7.45	8/4/2014	—	—	—	—
	2/2/2007		12,500	—	10.95	2/2/2015	—	—	—	—
	4/30/2009		4,166	29,169	2.12	4/30/2017	—	—	—	—
	11/20/2009		6,250	18,750	4.36	11/20/2017	—	—	—	—
	4/30/2009		—	—	—	—	6,875	53,144	—	—
	11/20/2009		—	—	—	—	3,125	24,156	—	—
	3/10/2010(A	)	—	—	—	—	8,334	64,422	—	—
	3/10/2010(B	)	—	—	—	—	—	—	10,000	115,400

Kurt F. Busch	11/15/2007		2,000	2,000	7.00	11/15/2015	—	—	—	—
	8/14/2008		5,000	5,000	3.96	8/14/2016	—	—	—	—
	4/30/2009		9,581	20,419	2.12	4/30/2017	—	—	—	—
	5/15/2009		592	1,185	1.70	1/6/2014	—	—	—	—
	5/15/2009		433	867	1.70	2/2/2015	—	—	—	—
	11/20/2009		6,250	18,750	4.36	11/20/2017	—	—	—	—
	11/15/2007		—	—	—	—	3,000	23,190	—	—
	4/30/2009		—	—	—	—	6,875	53,144	—	—
	11/20/2009		—	—	—	—	3,125	24,156	—	—

(1)	The market value noted in this column was determined by multiplying the number of unvested shares by $7.73, the closing price of our common stock on the last business day of fiscal year 2010.

(2)	The market value noted in this column was determined by multiplying the number of unvested shares by the price of our common stock, which triggers vesting for such shares.

Stock Option Award Vesting Schedule

The vesting schedule for stock option awards is set forth below.

Grant Date	Vesting

10/27/2000	Options vested as to 50% of the underlying award on each anniversary of the grant date for two years.
3/30/2001	Options vested as to 50% of the underlying award on the first anniversary of the grant date and as to 25% of the underlying award on each anniversary of the grant date for two years thereafter.
4/3/2002	These options were repriced options from earlier grants. Each repriced grant retained its original vesting schedule and the original grant dates are as follows: 16,092 options were granted on February 10, 2000; and 16,093 options were granted on July 24, 2000. The vesting schedule for each of these grants provided for 25% of the underlying award to vest on each anniversary of the grant date for four years.
8/15/2003 7/16/2004 8/4/2006 11/15/2007 8/14/2008	Options vested as to 25% of the underlying award on each anniversary of the grant date for four years.
7/30/2004	Options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 2.083% of the underlying award each month for three years thereafter.
1/28/2005	Options vested as to 50% of the underlying award on the six month anniversary of the grant date and as to 50% of the underlying award on the one year anniversary of the grant date.
2/2/2007	Options vested as to 12.5% of the underlying award on the fifteen month anniversary of the grant date and as to 12.5% of the underlying award each three months for two years thereafter.
7/24/2008	Options vested as to 25% of the underlying award on the first anniversary of the grant date and will continue to vest as to 2.083% of the underlying award each month for three years thereafter.
4/30/2009	Options vested as to 33% of the underlying award on the first anniversary of the grant date and will continue to vest as to 8.33% of the underlying award each three months for two years thereafter.
5/15/2009	These options were granted in exchange for earlier grants of 8,000 options awarded on January 6, 2006 and 2,600 options awarded on February 2, 2007. The options vested as to 33% of the underlying awards on the first anniversary of the new grant date and will continue to vest as to 33% of the underlying awards each year for two years thereafter.
11/20/2009	Options vested as to 8.33% of the underlying award on the three month anniversary of the grant date and will continue to vest as to 8.33% of the underlying award each three months thereafter.

Restricted Stock Award Vesting Schedule

The vesting schedule for restricted stock awards is set forth below.

Grant Date	Vesting

11/15/2007	The shares of restricted stock vested as to 25% of the underlying award on October 31, 2008 and will continue to vest as to 25% of the underlying award on each anniversary thereof for three years thereafter.
4/30/2009	The shares of restricted stock vested as to 25% of the underlying award on May 6, 2010 and will continue to vest as to 6.25% of the underlying award each three months for three years thereafter.
11/20/2009	The shares of restricted stock vested as to 25% of the underlying award on June 10, 2010 and as to 25% of the underlying award each three months thereafter.
3/10/2010(A)	The shares of restricted stock vested as to 8.33% of the underlying award each three months after the grant date.
3/10/2010(B)	The unrestricted performance stock awards begin to vest on the date when the average of the closing price of our common stock reaches certain minimum amounts over a consecutive 20-day trading period. The vesting trigger price for 50% of each named executive officer’s award is $10.49 and the vesting trigger price for the remaining 50% of each named executive officer’s award is $12.59, which represents a 25% and 50% increase in the price of our common stock as of the grant date, respectively. On the date the awards begin to vest, 8.33% of the shares of common stock underlying the awards will vest for each completed three month period from the grant date to the date the awards begin to vest. An additional 8.33% of the shares of common stock underlying the awards will vest on each three month anniversary date of the date the awards begin to vest. For more information on these awards, see the discussion above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Equity Awards.”

Option Exercises and Stock Vested (2010)

The following table sets forth information regarding option exercises and the vesting of restricted stock awards for each of our named executive officers during fiscal year 2010.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on	Exercise	Acquired on Vesting	Vesting
Name	Exercise (#)	($)(1)	(#)	($)(2)

Raouf Y. Halim	46,875	$123,281	74,709	$551,351
Bret W. Johnsen	104,165	669,315	30,625	249,406
Thomas J. Medrek	6,149	18,824	20,300	149,040
Gerald J. Hamilton	33,811	174,457	20,041	145,045
Kurt F. Busch	5,000	38,350	16,188	113,448

(1)	We computed the dollar amount realized upon exercise by multiplying the number of shares by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	We computed the dollar amount realized upon vesting by multiplying the number of shares by the market price of the underlying securities on the vesting date.

Potential Payments upon Termination or Change-in-Control (2010)

Under the terms of our standard change of control agreement and 2003 long-term incentives plan, our named executive officers may be entitled to certain payments upon termination of their employment. The following description of the agreement and plan is qualified by reference to the complete text of the agreement and plan, which have been filed with the SEC.

The following table sets forth estimated payments that would be made to each of our named executive officers upon termination of employment under various circumstances, including: (i) death; (ii) in connection with a change of control; (iii) other than for personal performance; and (iv) for any other reason. The information set forth in the table assumes:

•	the termination event occurred on the last day of fiscal year 2010;

•	all payments are made in a lump sum on the date of termination;

•	we are current on all obligations owed to the executive through the date of termination (including salary and bonus, but excluding accrued vacation); and

•	the executive does not find new employment with another employer within two years.

The actual amounts to be paid can only be determined at the time of the executive’s termination of employment and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes. Following the table is a description of the plan and agreement that affect potential payments upon death, termination or change of control.

		Qualified	Termination for	Termination
		Termination in	Reason Other than	for Any
		Connection with a	Personal	Other
Name	Death	Change of Control	Performance	Reason

Raouf Y. Halim
Accrued Vacation(1)	$72,407	$72,407	$72,407	$72,407
2003 Long-Term Incentives Plan	3,479,677	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	1,650,000	—	—
Multiplied Annual Bonus(3)	—	1,650,000	—	—
Welfare Benefits(4)	—	30,388	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	3,479,677	—	—
Gross-up Payment	—	3,205,937	—	—

Total	$3,552,084	$10,100,409	$72,407	$72,407

Bret W. Johnsen
Accrued Vacation(1)	$2,750	$2,750	$2,750	$2,750
2003 Long-Term Incentives Plan	922,941	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	630,000	—	—
Multiplied Annual Bonus(3)	—	378,000	—	—
Welfare Benefits(4)	—	29,696	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	922,941	—	—
Gross-up Payment	—	845,743	—	—

Total	$925,691	$2,821,130	$2,750	$2,750

		Qualified	Termination for	Termination
		Termination in	Reason Other than	for Any
		Connection with a	Personal	Other
Name	Death	Change of Control	Performance	Reason

Thomas J. Medrek
Accrued Vacation(1)	$39,898	$39,898	$39,898	$39,898
2003 Long-Term Incentives Plan	725,225	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	702,000	—	—
Multiplied Annual Bonus(3)	—	386,100	—	—
Welfare Benefits(4)	—	29,806	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	778,369	—	—
Gross-up Payment	—	829,932	—	—

Total	$765,123	$2,778,105	$39,898	$39,898

Gerald J. Hamilton
Accrued Vacation(1)	$17,773	$17,773	$17,773	$17,773
2003 Long-Term Incentives Plan	445,847	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	520,000	—	—
Multiplied Annual Bonus(3)	—	286,000	—	—
Welfare Benefits(4)	—	29,440	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	445,847	—	—
Gross-up Payment	—	474,334	—	—

Total	$463,620	$1,785,394	$17,773	$17,773

Kurt Busch
Accrued Vacation(1)	$8,446	$8,446	$8,446	$8,446
2003 Long-Term Incentives Plan	310,912	—	—	—
Change of Control Agreement
Multiplied Salary(2)	—	561,800	—	—
Multiplied Annual Bonus(3)	—	308,990	—	—
Welfare Benefits(4)	—	29,594	—	—
Outplacement Services(5)	—	12,000	—	—
Acceleration of Equity Awards(6)	—	310,912	—	—
Gross-up Payment	—	527,351	—	—

Total	$319,358	$1,759,093	$8,446	$8,446

(1)	Our named executive officers are entitled to payments for their accrued vacation time regardless of the reason for the termination of their employment. The amounts of these payments vary with respect to each individual officer.

(2)	The multiple used for the salary figure for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The salary figure is based on the named executive officer’s base annual salary as of the end of fiscal year 2010.

(3)	The multiple used for the annual bonus figure for Mr. Halim as our chief executive officer is three. The multiple used for all other named executive officers is two. The annual bonus amount used is based on individual target incentive amounts for each named executive officer as established by the compensation committee for fiscal year 2010.

(4)	Welfare benefits include the following benefits (based on annual value):

				Basic Life and	Long-Term
Name	Medical	Dental	Vision	AD&D	Disability

Mr. Halim	$12,467	$1,533	$147	$822	$225
Mr. Johnsen	12,467	1,533	147	476	225
Mr. Medrek	12,467	1,533	147	531	225
Mr. Hamilton	12,467	1,533	102	393	225
Mr. Busch	12,467	1,533	147	425	225

(5)	The value of outplacement services is estimated based on industry standards.

(6)	The value of accelerated option awards is calculated by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $7.73, the closing price of our common stock on the last business day of fiscal year 2010. The value of accelerated restricted stock awards is calculated by multiplying the number of outstanding but unvested shares of restricted stock by $7.73, the closing price of our common stock on the last business day of fiscal year 2010.

Plan and Agreement Affecting Potential Payments upon Termination or Change-in-Control

2003 Long-Term Incentives Plan

Under the terms of our 2003 long-term incentives plan, the estate or beneficiaries of a deceased employee are entitled to exercise all outstanding options for up to three years following the employee’s death. The estate or beneficiaries may exercise these options regardless of whether the options had vested prior to the employee’s death. Any unvested shares of restricted stock held by a deceased employee are deemed to have been earned upon death. The table accounts for this benefit by multiplying the number of outstanding but unvested options by the difference between the exercise price of the option and $7.73, the closing price of our common stock on the last business day of fiscal year 2010. An employee terminated for reasons other than cause or death may exercise only the options vested and exercisable as of the termination date for a period of three months following termination. An employee terminated for cause forfeits all options. The table accounts for this benefit by multiplying the number of outstanding but unvested shares of restricted stock by $7.73, the closing price of our common stock on the last business day of fiscal year 2010. No other financial benefit from restricted stock awards is derived upon termination of employment for reasons other than death.

The acceleration of outstanding but unvested equity awards in the event of a change of control is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Change of Control Agreement

Each of our named executive officers has entered into our standard change of control agreement, which provides under certain circumstances for payments upon termination of employment in connection with a change of control of our company. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Director Compensation (2010)

The following table sets forth the compensation earned for services performed for us as a director by each member of the board, other than any director who is also a named executive officer, during fiscal year 2010.

	Fees Earned	Stock	Option
	or Paid in	Awards	Awards
Name(1)	Cash ($)(2)	($)(3)	($)(4)		Total ($)

Dwight W. Decker	$101,250	$25,170	$416,972	(5)	$543,392	(5)
Robert J. Conrad(6)	4,565	—	32,000		36,565
Michael T. Hayashi	75,000	25,170	20,320		120,490
Ming Louie	65,000	25,170	20,320		110,490
Thomas A. Madden	83,750	25,170	20,320		129,240
Jerre L. Stead	76,250	25,170	20,320		121,740

(1)	Mr. Halim serves as a member of the board and also as our chief executive officer. Mr. Halim did not receive any compensation for serving as a member of the board, but is compensated for serving as our chief executive officer.

(2)	Represents the amount of cash compensation earned during fiscal year 2010 for service on the board and committees of the board, as applicable. For more information on how the directors were compensated, please see the explanation set forth below.

(3)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 1, 2010, included in our annual report on Form 10-K filed with the SEC on November 22, 2010. On March 10, 2010, we awarded each of our non-employee directors, other than Mr. Conrad, 3,000 restricted stock units. These awards were granted pursuant to our directors stock plan.

As of the end of fiscal year 2010, each of the following directors held awards of restricted stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number
of Shares of
Restricted Stock
Name	(#)

Dwight W. Decker	5,000
Robert J. Conrad	—
Michael T. Hayashi	5,000
Ming Louie	5,000
Thomas A. Madden	5,000
Jerre L. Stead	5,000

As of the end of fiscal year 2010, each of the following directors held awards of restricted stock units in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number of
Restricted Stock Units
Name	(#)

Dwight W. Decker	9,000
Robert J. Conrad	—
Michael T. Hayashi	9,000
Ming Louie	9,000
Thomas A. Madden	9,000
Jerre L. Stead	9,000

(4)	These amounts reflect the grant date fair value calculated in accordance with ASC 718 on the basis of the fair market value of the underlying awards on the respective grant dates and without any adjustment for estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 12, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended October 1, 2010, included in our annual report on Form 10-K filed with the SEC on November 22, 2010. On March 10, 2010, we awarded each of the following non-employee directors options to acquire 4,000 shares of our common stock pursuant to our directors stock plan: Messrs. Decker, Hayashi, Louie, Madden and Stead. Mr. Conrad, who was elected to the board on August 18, 2010, was awarded options to acquire 8,000 shares of our common stock pursuant to our directors stock plan.

As of the end of fiscal year 2010, each of the following directors held awards of stock options to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number of
Stock Options
Name	(#)

Dwight W. Decker	201,655
Robert J. Conrad	8,000
Michael T. Hayashi	28,000
Ming Louie	36,000
Thomas A. Madden	36,000
Jerre L. Stead	47,439

(5)	In March 2010, the compensation committee approved an amendment to the terms of Mr. Decker’s options to acquire an aggregate of 166,455 shares of our common stock. The stock options were derived from stock options granted to Mr. Decker by Conexant during his employment with Conexant prior to the distribution of all shares of our common stock to Conexant’s stockholders on June 27, 2003 and were scheduled to expire on March 31, 2010. In recognition of Mr. Decker’s past and continuing contributions to our business, the compensation committee extended the exercisability period of these stock options until the earlier of: (i) 90 days following the resignation, retirement or removal of Mr. Decker from the board; and (ii) the expiration date for the stock options. The amount in the table reflects the incremental increase in fair value of these stock options, as of the modification date, as a result of the extension of their exercisability period of $396,652.

(6)	Mr. Conrad was appointed to the board and governance and compensation committees on August 18, 2010.

How are directors compensated?

For board participation during fiscal year 2010, we paid each of our non-employee directors an annual base compensation of $30,000 and we paid our non-employee chairman of the board an additional $50,000 for his services as chairman. During fiscal year 2010, each non-employee director also received committee participation compensation equal to $5,000 annually for service on the compensation committee ($10,000 if serving as chairman of such committee), $5,000 annually for service on the governance committee ($10,000 if serving as chairman of such committee) and $7,500 annually for service on the audit committee ($15,000 if serving as chairman of such committee). Each non-employee director received $1,250 per meeting for each board and committee meeting attended in person or by telephone. Directors who are our employees are not paid any additional compensation for their service on the board. Beginning on October 2, 2010, annual compensation for service as the chairman of the compensation committee was increased to $15,000, and annual compensation for service as chairman of the audit committee was increased to $20,000.

The board may, from time to time, appoint additional standing or ad hoc committees, and may compensate directors who serve on them differently than we currently compensate members of our standing committees. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with their service on the board.

Our non-employee directors are eligible to participate in our directors stock plan, which is administered by the compensation committee under authority delegated by the board. The directors stock plan provides that upon initial election to the board, each non-employee director is granted an option to purchase 8,000 shares of our common stock at an exercise price per share equal to its fair market value on the date of grant. The options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, each non-employee director is granted an option to purchase 4,000 shares of our common stock following each annual meeting of stockholders. Beginning in fiscal year 2011, each non-employee director will be granted an option to purchase 5,000 shares of our common stock following each annual meeting of stockholders

Our directors stock plan also provides that, following each annual meeting of stockholders, each non-employee director is granted restricted stock units in an amount equal to the lesser of: (i) 3,000 restricted stock units; or (ii) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of our common stock on the date of grant. Beginning in fiscal year 2011, following each annual meeting of stockholders, each non-employee director will be granted restricted stock units in an amount equal to the lesser of: (i) 5,000 restricted stock units; or (ii) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of our common stock on the date of grant. One share of our common stock is issuable upon settlement for each restricted stock unit awarded. Other than the right to receive dividends, the recipients of restricted stock units will not have the rights of a stockholder, such as the right to vote, until the restricted stock units are settled by the issuance of shares of our common stock. The restricted stock units will not be settled for shares of our common stock until ten days after: (i) the recipient retires from the board after attaining age 55 and completing at least five years of service as a director; or (ii) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with our conflict of interest policies, death, disability or other circumstances, and the board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of our company. In addition to the annual equity grants, each director has the option to receive all or a portion of cash compensation due in the form of shares of our common stock or restricted stock units valued at the closing price of our common stock on the date each payment would otherwise be made.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of fiscal year 2010 about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2003 long-term incentives plan, 2003 stock option plan and directors stock plan.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and Rights	Warrants and Rights	Securities Reflected in
Plan Category	(a)	(b)	Column (a))(c)

Equity compensation plans approved by stockholders
2003 long-term incentives plan(1)	1,994,141	$4.96	1,112,809
2003 stock option plan	517,183	9.60	—
Directors stock plan(2)	249,000	13.37	144,371
Equity compensation plans not approved by stockholders(3)	184,500	5.44	—

Total(4)	2,944,824	6.41	1,257,180

(1)	As of the end of fiscal year 2010, under our 2003 long-term incentives plan, there were awards of: (i) 389,734 shares of restricted stock outstanding; and (ii) 190,000 shares of unrestricted performance stock outstanding.

(2)	As of the end of fiscal year 2010, under our directors stock plan, there were awards of 25,000 shares of restricted stock outstanding. The weighted-average exercise price set forth above excludes 45,000 restricted stock units, which are exercisable for no consideration.

(3)	The securities set forth above relate to inducement grants made pursuant to NASDAQ Listing Rule 5635(c)(4) to Mr. Johnsen, Ms. Garcia and two non-executive officers. Mr. Johnsen’s inducement grant consists of 112,500 stock options, the material terms of which are set forth in the “Outstanding Equity Awards at Fiscal Year-End (2010)” table above. Ms. Garcia’s inducement grant consists of 30,000 stock options, which vest as to 25% of the underlying award on each of the first four anniversaries of the grant date (June 25, 2010), and which have an exercise price of $8.28 per share. The inducement grants made to the two non-executive officers consist of a total of 42,000 stock options.

As of the end of fiscal year 2010, under equity compensation plans not approved by stockholders, there were awards of 28,500 shares of restricted stock outstanding, including 15,000 shares of restricted stock granted to Ms. Garcia as an inducement grant, which vest as to 25% of the underlying award on August 1, 2011 and as to 6.25% of the underlying award each quarter for three years thereafter.

(4)	As of the end of fiscal year 2010, under all plans combined, there were awards of: (i) 443,234 shares of restricted stock outstanding; and (ii) 190,000 shares of unrestricted performance stock outstanding. The weighted-average exercise price set forth above excludes 45,000 restricted stock units, which are exercisable for no consideration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into change of control agreements with each of our current executive officers. The change of control agreements provide for certain payments upon a qualified termination in connection with a change of control. Additional information regarding the change of control agreements is discussed above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis — Other Compensation Policies — Change of Control Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and Mr. Johnsen. Each indemnification agreement provides that we will indemnify the director or executive officer from and against any expenses incurred by them as provided in Article III, Section 14 of our bylaws (subject to the procedural provisions specified in our bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law.

Severance Agreements

On August 13, 2010, we entered into a confidential severance and general release agreement with Ron Cates in connection with his resignation as our senior vice president and general manager, wide area networking. The material terms of the agreement provide that we will: (i) pay Mr. Cates severance at a rate of $2,650.00 (equal to one half of his then existing salary rate) per week beginning August 14, 2010 and ending August 12, 2011; (ii) continue paying Mr. Cates’ medical, dental and vision insurance, executive physical and health and airline club memberships until October 7, 2011; and (iii) provide Mr. Cates with outplacement assistance until February 13, 2011. The agreement also provides that Mr. Cates will be placed on unpaid leave from August 13, 2011 through October 7, 2011, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of October 7, 2011, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Cates’ release of all claims against us; (ii) a promise not to solicit our employees for a period ending October 7, 2012; and (iii) a promise not to perform services for a division or unit of certain competitor companies as specifically set forth in the agreement for a period ending October 7, 2011. The total approximate dollar value of Mr. Cates’ interest in the agreement is $266,385.

On August 21, 2009, we entered into a severance and general release agreement with Thomas O. Morton in connection with his resignation as our senior vice president, human resources. The material terms of the agreement provide that we will: (i) pay Mr. Morton severance at a rate of $4,230.769 (equal to his then existing salary rate) per week beginning August 22, 2009 and ending August 21, 2010; (ii) continue paying Mr. Morton’s medical, dental, vision, life insurance, executive physical, health and airline club memberships and financial counseling benefits until August 21, 2011; and (iii) provide Mr. Morton with outplacement assistance. The agreement also provides that Mr. Morton will be placed on unpaid leave from August 21, 2010 through August 21, 2011, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of August 21, 2011, will be exercisable for the period of time specified in the terms of the applicable stock option award agreement and will expire and will not be exercisable at the end of such period if they have not been exercised. The agreement also contains: (i) Mr. Morton’s release of all claims against us; and (ii) a promise not to solicit our employees for a period ending August 20, 2012. The total approximate dollar value of Mr. Morton’s interest in the agreement is $359,282.

On October 10, 2008, we entered into a severance and general release agreement with Thomas A. Stites in connection with his resignation as our senior vice president, communications. The material terms of the agreement provide that we will: (i) pay Mr. Stites at a rate of $2,403.85 (equal to half of his then existing salary rate) per week for the period beginning October 11, 2008 through November 14, 2008 in exchange for his assistance in the transition; (ii) pay Mr. Stites severance at a rate of $4,807.69 (equal to his then existing salary rate) per week beginning November 15, 2008 and ending November 13, 2009; (iii) continue paying Mr. Stites’ medical, dental, vision, life insurance, executive physical, health club and financial counseling benefits until February 12, 2010; and (iv) provide Mr. Stites with outplacement assistance. The agreement also provides that Mr. Stites will be placed on unpaid leave from November 13, 2009 through February 12, 2010, during which time all unvested stock options and restricted stock awards will continue to vest and after which time all unvested stock options and restricted stock awards will expire. Any vested stock options as of February 12, 2010, will be exercisable for a period of three months thereafter. The agreement also contains: (i) Mr. Stites’ release of all claims against us; and (ii) a promise not to solicit our employees for a period ending February 12, 2011. The total approximate dollar value of Mr. Stites’ interest in the agreement is $385,277.

Spin-off from Conexant

Warrant

In June 2003, Conexant completed the distribution to Conexant stockholders of all outstanding shares of our common stock. In connection with the spin-off, we issued to Conexant a warrant to purchase 6 million shares of our common stock at a price of $17.04 per share, exercisable for a period beginning one year and ending 10 years after the spin-off. Pursuant to a registration rights agreement between us and Conexant, we have registered with the SEC the sale or resale of the warrants and the underlying shares of our common stock. In conjunction with the equity offering we completed in the fourth quarter of fiscal year 2009, the warrant was adjusted to represent the right to purchase approximately 6.1 million shares of our common stock at a price of $16.74 per share.

Common Directors

Mr. Stead is a director of Conexant. Mr. Decker served as a director of Conexant until May 2010.

Sublease

In connection with the spin-off, we entered into a sublease with Conexant for our headquarters. In March 2005, we entered into an amended and restated sublease with Conexant, which we later extended in June 2007. For the fiscal years ended October 1, 2010 and October 2, 2009, rent and operating expenses related to our corporate headquarters in Newport Beach, California and paid to Conexant were $3.8 million and $5.2 million, respectively. In June 2010, we paid Conexant $100,000 to settle a contract dispute related to its corporate headquarters. On June 26, 2010, the sublease of our corporate headquarters from Conexant expired. We entered into a new lease with the owner of the property who is not a related party.

Other Agreements

In connection with the spin-off, we entered into the following additional agreements with Conexant: (i) transition services agreement relating to services to be provided by Conexant to us and by us to Conexant following the spin-off; (ii) patent license agreement relating to the allocation of certain rights relating to certain patents distributed to us in connection with the spin-off; (iii) distribution agreement regarding the transfer from Conexant to us of the assets and liabilities of Conexant’s Internet infrastructure business; (iv) tax allocation agreement regarding the allocation of liabilities and obligations with respect to taxes; and (v) employee matters agreement regarding employee benefit plans and compensation arrangements. During fiscal year 2010, no payments were made pursuant to these agreements.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the audit committee charter, which can be found at www.mindspeed.com, the audit committee is responsible for the review and approval of related person transactions, unless the transaction is approved by another independent body of the board. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (i) our company and any related person when the amount involved exceeds the lesser of (A) $120,000 and (B) 1% of the average of our total assets at year end for the last two completed fiscal years; and (ii) the related person has a material direct or indirect interest. For fiscal years 2009 and 2010, the average of 1% of our total assets at fiscal year end was approximately $855,735. In determining whether to approve a proposed related party transaction, the audit committee generally considers whether the proposed transaction is fair and in the best interests of our company, based on a review of the relevant facts and circumstances, including, without limitation: (i) whether the proposed transaction is on terms no less favorable to our company than terms that could have been reached with an unrelated third party; (ii) the purpose , and the potential benefits to our company, of the transaction; (iii) the related person’s interest in the proposed transaction; and (iv) the approximate dollar value involved in the proposed transaction.

We identify transactions for review and approval through our code of business conduct and ethics, which can be found at www.mindspeed.com. This code requires our employees to disclose any potential or actual conflicts of interest to our legal department or our human resources department. Directors must disclose potential or actual conflicts of interests to the chairman of the board, audit committee or compensation committee. This disclosure also applies to potential conflicts involving immediate family members of our employees and directors. Each year, we require our directors and executive officers to complete a questionnaire intended to identify any transactions or potential transactions that must be reported according to SEC rules and regulations. This questionnaire also requires our directors and executive officers to promptly notify us of any changes during the course of the year.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report which follow do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent that we specifically incorporate any such information into any such future filings.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the board of directors that it be included in the annual report on Form 10-K for the fiscal year ended October 1, 2010 and in the proxy statement.

Compensation and Management Development Committee

Jerre L. Stead, Chairman
Robert J. Conrad
Michael T. Hayashi

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report on audit committee matters:

The audit committee assists the board in overseeing the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The audit committee operates in accordance with a written charter which was adopted by the board; a copy of which is available on the company’s website at www.mindspeed.com. Management is responsible for the preparation, presentation and integrity of the company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, we met and held discussions throughout the year with management and Deloitte & Touche regarding the company’s financial statements, including the company’s audited financial statements. Management and Deloitte & Touche represented to us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. We also discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and have discussed with Deloitte & Touche its independence.

We discussed with the company’s internal auditors and Deloitte & Touche the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte & Touche to discuss the results of their examinations, the evaluations of the company’s internal controls, disclosure controls and procedures and the overall quality and integrity of the company’s financial reporting.

Based on the reviews and discussions referred to above, we have recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended October 1, 2010, and retained Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending September 30, 2011.

Audit Committee

Thomas A. Madden, Chairman
Michael T. Hayashi
Ming Louie

PRINCIPAL ACCOUNTING FEES AND SERVICES

The table below sets forth the aggregate fees billed by Deloitte & Touche LLP for professional services for fiscal year 2010 and fiscal year 2009.

Type of Fees	2010	2009

Audit fees(1)	$650,794	$638,394
Audit-related fees	—	—
Tax fees(2)	31,948	20,104
All other fees	—	—

Total	$682,742	$658,498

(1)	Audit fees consisted of fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, services normally provided in connection with statutory and regulatory filings and, for fiscal year 2010 only, audit of our internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting.

(2)	Tax fees consisted of fees for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee’s audit and non-audit services pre-approval policy provides for pre-approval of audit, audit-related, tax and all other services specifically described by the audit committee and that individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy delegates to the chairman of the audit committee the authority to pre-approve non-audit services permitted by the Sarbanes-Oxley Act of 2002 up to a maximum for any one non-audit service of $75,000, provided that the chairman will report any decisions to pre-approve such non-audit services to the full audit committee at its next regular meeting. All tax fees for fiscal years 2010 and 2009 were pre-approved. There were no audit-related fees or other fees for fiscal years 2010 and 2009.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Did all directors, executive officers and beneficial owners of more than ten percent of our common stock comply with Section 16(a) reporting requirements?

Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that each of our directors and executive officers complied during fiscal year 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely upon a review of filings with the SEC, we believe that each beneficial owner of more than 10% of our common stock complied during fiscal year 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. No beneficial owner of more than 10% of our common stock filed a Form 5 with respect to fiscal year 2010.

Stockholder Proposals

How may stockholders make proposals or director nominations for the 2012 annual meeting?

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2012 annual meeting may do so by submitting the proposal in writing to Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, Attention: Secretary. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than October 21, 2011 and must comply with all applicable SEC requirements. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before the 2012 annual meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and the stockholder’s submission is received by us no earlier than the close of business on December 7, 2011, and no later than January 6, 2012. However, if the date of our 2012 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2011 annual meeting, this information must be delivered not earlier than the close of business on the 120th day prior to the 2012 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of the 2012 annual meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2012 annual meeting. Stockholders recommending candidates for consideration by the governance committee must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained on our website at www.mindspeed.com or by writing to our secretary at the address above.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. One or more of telephone, email, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies by mail. No additional compensation will be paid for such services. We have retained Georgeson Inc. to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services are not expected to be material.

What is “householding” of proxy materials and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 579-3111.

Annual Report to Stockholders and Financial Statements

How will I receive the annual report?

The SEC has adopted rules permitting companies to provide its stockholders with proxy materials electronically by posting the proxy materials on the Internet and providing its stockholders with a notice of availability. Pursuant to these rules, we are mailing a notice of Internet availability of proxy materials to stockholders of record and beneficial owners of our common stock as of the record date. The notice contains instructions on how to access and view the notice of the annual meeting, our chief executive officer’s letter to stockholders, this proxy statement and our 2010 annual report to stockholders electronically via the Internet. Unless we mailed you this proxy statement, you will not receive a printed copy of these materials unless you request a printed copy by following the instructions contained in the notice. The notice also instructs you on how you may submit your vote by telephone or via the Internet.

We will furnish our 2010 annual report on Form 10-K, as amended, including the financial statements and financial schedules, free of charge upon written request. The exhibits to the 2010 annual report to stockholders not included in the proxy materials are available electronically at www.sec.gov. We will furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplication costs. Written requests should be directed to our secretary at the address above. This proxy statement and our 2010 annual report on Form 10-K are available at http://investors.mindspeed.com/proxy. Our 2010 annual report on Form 10-K (including exhibits thereto) is also available on our website at www.mindspeed.com.

Code of Ethics

Does the company have a code of ethics and how may I obtain a copy?

We have adopted a code of ethics entitled “Code of Business Conduct and Ethics,” that applies to all employees, including our executive officers and directors. A copy of the code of ethics is posted on our website at www.mindspeed.com. In addition, we will provide to any person without charge a copy of the code upon written request to our secretary at the address listed on the cover of this annual report on Form 10-K. We intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waivers.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies will be voted as deemed advisable by the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTORS

As discussed above under the caption “Board of Directors — Election of Directors,” the board has nominated Messrs. Hayashi, Louie and Madden for election to the board, each for a three year term expiring at our annual meeting in 2014. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either for a substitute nominee designated by the proxy holders or by the board to fill such vacancy. The board has no reason to believe that any nominee will be unwilling or unable to serve if elected as a director.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 1 — the election of Messrs. Hayashi, Louie and Madden as our directors, each for a term expiring at our annual meeting in 2014.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011. Services provided to our company and its subsidiaries by Deloitte & Touche in fiscal year 2011 are described above under the caption “Principal Accounting Fees and Services.” Additional information regarding our independent registered public accounting firm is provided in the report of the audit committee above. Representatives of Deloitte & Touche will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 2 — the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the board, but not resubmitted for approval by our stockholders. Even if the appointment is ratified, the audit committee, in its sole discretion, may select a different independent registered public accounting firm if it determines that such a change would be in our best interests and the best interests of our stockholders.

PROPOSAL 3 — APPROVAL OF AN AMENDED AND RESTATED 2003 LONG-TERM INCENTIVES PLAN

General

We are seeking stockholder approval of our amended and restated 2003 long-term incentives plan, which, among other things, will:

(1)	increase the number of shares reserved for issuance under the plan by an additional net 3,019,284 shares;
(2)	adopt a “fungible” share reserve pursuant to which each share subject to an award of restricted stock, restricted stock units or unrestricted stock will be charged against the plan share reserve as 1.28 shares; and
(3)	replace the current limits on the number of shares subject to different types of awards that may be granted to a participant in one calendar year with a single limit of 300,000 shares in the aggregate per participant per calendar year.

The compensation committee approved our amended and restated 2003 long-term incentives plan in January 2011.

Approval of this proposal 3 requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on this proposal 3 at our annual meeting. Shares held by stockholders abstaining from voting on this proposal 3 will be counted for purposes of determining a quorum and determining the total number of shares necessary for approval of this proposal 3, but will not be voted. An abstention will have the effect of a negative vote. Broker non-votes will not be considered as present or voting and as such will have no effect on the vote for this proposal 3. If this proposal 3 is not approved, the plan will remain in effect with its current provisions.

Increase in Shares Reserved for Issuance under our 2003 Long-Term Incentives Plan

The amended and restated plan provides for an increase in the number of shares of common stock reserved for issuance under the plan from 6,675,000 shares to 9,694,284 shares, representing the cancellation of the 580,716 shares available to grant under the plan as of the record date and an increase of 3,600,000 shares, for a net increase of 3,019,284 shares. The proposed increase in the number of shares was determined after consultation with our third party compensation consultant, Semler Brossy, and use of a stock options modeling tool.

As of the record date, a total of 2,296,178 shares were subject to non-qualified stock options, 57,621 shares were subject to incentive stock options, 369,870 shares of restricted stock were outstanding and 190,000 shares of unrestricted performance stock had been granted under the plan. No stock appreciation rights or restricted stock units were outstanding. A total of 580,716 shares remained available to grant under the plan.

The compensation committee believes that the proposed increase in the number of shares reserved for issuance under our 2003 long-term incentives plan is consistent with our compensation strategy and essential to our continued success. We rely significantly on equity incentives to attract, motivate and retain executive officers and engineering, marketing, sales and other personnel necessary to successfully develop, introduce and support complex products under competitive market conditions. Equity awards are a particularly important component of our compensation mix because they align the interests of our employees with those of our stockholders. The compensation committee further believes that the proposed increased number of shares of common stock available under the plan is consistent with our goal of providing our employees with compensation competitive with that of our peers.

Fungible Share Reserve

The amended and restated plan replaces the current limits on the number of shares that may be granted by award type with a “fungible” share reserve. Under the fungible share reserve, awards other than stock options and stock appreciation rights granted after our stockholders approve the amended and restated plan will count against the fungible share reserve as 1.28 shares of common stock for each share subject to such awards. Any shares that become available for grant upon the forfeiture, repurchase, cancellation or expiration of an award that originally counted against the fungible share reserve as 1.28 shares of common stock upon grant will be added back to the fungible share reserve as 1.28 shares of common stock for each share forfeited, repurchased, cancelled or expired or deemed not to have been issued from the plan. Stock options and stock appreciation rights will count against the fungible share reserve as one share of common stock for each share subject to such awards and will be added back to the fungible share reserve as one share common stock for each share subject to such awards that is forfeited, repurchased, cancelled or expired or deemed not to have been issued from the plan.

Participant Award Limit

The amended and restated plan replaces the current limits on the number of shares subject to awards that may be received by any participant in any calendar year (180,000 shares of common stock subject to options, 50,000 shares of common stock subject to restricted stock and restricted stock units (to the extent settled in common stock) and 50,000 shares of common stock subject to awards of unrestricted stock) with a single per participant limit. Under the new limit, no participant may receive more than 300,000 shares of common stock in the aggregate subject to all types of awards (stock options, stock appreciation rights, restricted stock, restricted stock units and unrestricted stock) in any calendar year.

New Plan Benefits

As of the date of this proxy statement, we have not granted any awards subject to stockholder approval of this proposal 3. The benefits to be received in the future by our executive officers and employees pursuant to our 2003 long-term incentives plan are not determinable at this time. Directors are not eligible to participate in our 2003 long-term incentives plan. The closing market price for a share of our common stock as of the record date was $7.29 per share.

General Description of our Proposed Amended and Restated 2003 Long-Term Incentives Plan

A general description of the material terms of our proposed amended and restated 2003 long-term incentives plan is set forth below and is qualified in its entirety by the terms of our proposed amended and restated 2003 long-term incentives plan, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Purpose

The purpose of our 2003 long-term incentives plan is: (i) to provide incentive compensation to officers, executives and other employees, and prospective employees, contractors and consultants; (ii) to attract and retain individuals of outstanding ability; and (iii) to align the interests of such persons with the interests of our stockholders.

Shares Reserved for Issuance

A maximum of 9,694,284 shares of common stock are reserved for issuance under the plan. If unvested shares of common stock are forfeited, or repurchased by our company at the lower of their original purchase price or their fair market value at the time of repurchase, such shares of common stock will become available for future grant under the plan. Common stock to be issued pursuant to the awards may be authorized, but unissued, or reacquired common stock. The amended and restated plan supersedes all previous agreements and commitments we have made with respect to the number of shares that may be awarded under the plan in any fiscal year.

Fungible Share Reserve

Under the amended and restated plan, shares of common stock subject to awards other than stock options and stock appreciation rights granted after our stockholders approve the amended and restated plan will count against the fungible share reserve as 1.28 shares of common stock for each share subject to the award. Any shares that become available for grant upon the forfeiture, repurchase, cancellation or expiration of an award that originally counted as 1.28 shares of common stock upon grant will be added back to the fungible share reserve as 1.28 shares of common stock for each share forfeited, repurchased, cancelled or expired or deemed not to have been issued from the plan. Stock options and stock appreciation rights will count against the fungible share reserve as one share of common stock for each share subject to such awards and will be added back to the fungible share reserve as one share of common stock for each share subject to such awards that is forfeited, repurchased, cancelled or expired or deemed not to have been issued from the plan.

Participant Award Limit

Under the amended and restated plan, no participant may receive awards (whether stock options, stock appreciation rights, restricted stock, restricted stock units or unrestricted stock) covering more than 300,000 shares in any calendar year.

Administration

Our 2003 long-term incentives plan is administered by the compensation committee or another committee designated by the board. The members of the committee administering the plan may not be eligible to receive awards under the plan and shall satisfy the applicable laws relating to such a committee, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code. Subject to applicable laws, the compensation committee has the authority, in its discretion, to: (i) select employees and non-employees to whom awards may be granted from time to time; (ii) determine whether and to what extent awards are granted; (iii) determine the number of shares of common stock or the amount of other consideration to be covered by each award; (iv) approve award agreements for use under the plan; (v) determine the terms and conditions of any award (including the vesting schedule applicable to the award); (vi) construe and interpret the terms of the plan and awards granted; (vii) establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and (viii) take such other action not inconsistent with the terms of the plan as the compensation committee deems appropriate.

Participation

Participants in our 2003 long-term incentives plan may be employees or non-employees. Employees generally means persons hired directly by us as regular employees and who perform regular employment services directly for us. Employees do not include the following: (i) members of the board not otherwise employed by us; (ii) independent contractors; and (iii) temporary employees. Non-employees include persons extended offers of employment who have not yet accepted the offer or persons performing consulting, contracting or other services for us, excluding members of the board. Currently, approximately 400 of our employees and none of our non-employees are eligible to participate in the plan.

Terms and Conditions of Awards

Our 2003 long-term incentives plan provides for the grant of non-qualified stock options, incentive stock options, restricted stock, restricted stock units, unrestricted stock and stock appreciation rights. Stock options may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options.

Employees are eligible for awards of incentive stock options, restricted stock, restricted stock units and unrestricted stock. Only employees who are foreign nationals or employed outside of the United States are eligible for awards of stock appreciation rights. Non-employees are eligible for awards of non-qualified stock options.

Each award is evidenced by an award agreement. The aggregate fair market value of the shares of our common stock subject to incentive stock options, which are exercisable by one person for the first time during a single calendar year may not exceed $100,000.

Each award agreement sets forth the number of shares of our common stock subject to the award and includes the terms set forth below and such other terms and conditions applicable to the award, as determined by the compensation committee, not inconsistent with the terms of the plan. Award agreements must contain provisions: (i) setting forth the conditions pursuant to which an award may be assigned or transferred; (ii) describing the treatment of an award in the event of termination of employment and stating that in the event employment is terminated for cause that all awards granted shall immediately terminate and be forfeited; (iii) stating that a participant shall have no rights as a stockholder with respect to any of our common stock covered by an award until the date the participant becomes the holder of record; (iv) requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an award; (v) stating whether or not an award will be treated as an incentive stock option; and (vi) providing performance conditions as determined by the compensation committee. Notwithstanding the foregoing, such provisions may be modified to the extent deemed advisable by the compensation committee in award agreements pertaining to non-employees providing consulting, contracting or other services.

Transferability

Our 2003 long-term incentives plan provides that awards may not be transferred other than: (i) by will or by the laws of descent and distribution; or (ii) by gift to members of the participant’s immediate family or to a trust established for the benefit of one or more members of the participant’s immediate family. The term immediate family refers to the participant’s spouse and natural, adopted or step-children or grandchildren.

Dividends

Dividends and dividend equivalents shall be automatically deferred and held subject to the vesting of the underlying restricted stock, the settlement of the underlying restricted stock units and the satisfaction of any performance conditions associated with unrestricted performance stock awards. No dividends or dividend equivalents will be paid for awards of stock options or stock appreciation rights.

Term

The term of any stock appreciation right, non-qualified stock option or incentive stock option award may not exceed 10 years (or five years in the case of an incentive stock option granted to any participant who owns common stock representing more than 10% of our combined voting power). No incentive stock option may be granted after June 27, 2013.

Exercise Price

Incentive stock options and non-qualified stock options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the grant date (or 110%, in the case of an incentive stock option granted to any employee who owns common stock representing more than 10% of our combined voting power). The exercise price of stock appreciation rights may not be reduced below fair market value as of the grant date without stockholder approval. In the case of all other awards, the exercise or purchase price shall be determined by the compensation committee. The exercise or purchase price is generally payable in cash, stock or with respect to options, payment through a broker-dealer sale and remittance procedure.

Adjustment Provisions

In the event of any changes affecting the outstanding shares of our common stock by reason of a stock dividend or split, recapitalization, reclassification, merger or consolidation (whether or not we are the surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the board shall make or take such amendments, adjustments or actions with respect to our 2003 long-term incentives plan and outstanding awards and award agreements as it deems appropriate, in its sole discretion, under the circumstances, and its determination in that respect shall be final and binding.

Repricings

Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Amendment and Termination of our 2003 Long-Term Incentives Plan

The board may, at any time, amend, suspend or discontinue our 2003 long-term incentives plan in whole or in part; provided, however, that no such action shall impair the right of any holder of an award without the holder’s consent. The plan remains in effect until all awards granted have been exercised or terminated; provided that awards may only be granted within ten years from the effective date of the plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we intend to obtain stockholder approval of any amendment requiring such approval in such a manner and to such a degree as required.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of our 2003 long-term incentives plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-Qualified Stock Options

The grant of non-qualified stock options under our 2003 long-term incentives plan does not result in any federal income tax consequences to the participant or to us. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary income on the difference between the exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes.

Incentive Stock Options

The grant of incentive stock options does not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercise of incentive stock options (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of shares of common stock acquired upon exercise of incentive stock options, the tax consequences depend upon how long the participant held the shares of common stock. The participant will recognize a long-term capital gain or loss equal to the difference between the sale price at disposition and the exercise price of the shares if the participant does not dispose of the shares within the later of: (i) two years after the incentive stock option was granted; and (ii) one year after the incentive stock option was exercised. We are not entitled to any tax deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, the participant must recognize ordinary income in the year of the disposition. The amount of such ordinary income is generally the lesser of: (i) the difference between the amounts realized on the disposition and the exercise price; and (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year.

The “spread” under an incentive stock option (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. To avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares during the same calendar year in which the incentive stock options were exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock

The grant of restricted stock subjects the recipient to ordinary income equal to the difference between the amount paid for such restricted stock and the fair market value of the shares of restricted stock on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to recognize the amount equal to the difference between the amount paid for such restricted stock and the fair market value on the date of the issuance of such restricted stock as ordinary income in the year that such restricted stock is granted. If such an election is made, the recipient recognizes no further ordinary income upon the lapse of any restrictions, and any gain or loss on subsequent disposition is considered long or short-term capital gain to the recipient. The Section 83(b) election must be made within 30 days from the time the restricted stock is issued.

Restricted Stock Units

A participant generally does not recognize income upon the grant of restricted stock units. Participants normally recognize ordinary income upon the settlement of the restricted stock units equal to the fair market value of the cash, shares or other securities or a combination thereof received on the date of settlement. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares or other securities will be taxed as capital gain or loss depending on whether the shares or other securities were held for more than one year. We do not receive a tax deduction for any such gain.

Unrestricted Stock

The grant of unrestricted stock subjects the recipient to ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date (or on the date of settlement, if settlement is conditioned on satisfaction of requirements). This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted (or settled). We do not receive a tax deduction for any such gain.

Stock Appreciation Rights

Recipients of stock appreciation rights generally do not recognize income until the stock appreciation rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant normally recognizes ordinary income for federal income tax purposes equal to the amount of cash and the fair market value the shares, if any, received upon such exercise. Participants are subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a stock appreciation right. Participants further recognize long or short-term capital gains upon the disposition of any shares received upon exercise of a stock appreciation right equal to the excess of the amount realized on such disposition over the ordinary income recognized with respect to such shares under the principles set forth above.

Dividends and Dividend Equivalents

Recipients of stock-based awards that earn dividends or dividend equivalents recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.

Tax Deductions

We are generally entitled to a tax deduction in the amounts recognized as ordinary income by participants, subject to the following limitations: (i) Section 162(m) of the Internal Revenue Code; (ii) the withholding of appropriate taxes with respect to such income (if required); and (iii) the reasonableness of each participant’s compensation. We are generally not entitled to a tax deduction for amounts recognized by participants as ordinary income for dividends.

Section 409A

Acceleration of ordinary income, additional taxes and interest can apply to nonqualified deferred compensation that is not compliant with Section 409A of the Internal Revenue Code. To be compliant with Section 409A, rules with respect to the timing of elections to defer compensation, distribution events and funding must all be satisfied. Our 2003 long-term incentives plan includes provisions designed to ensure that awards will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

Recommendation of the Board of Directors

The board recommends that stockholders vote “FOR” approval of proposal 3 — approval of an amended and restated 2003 long-term incentives plan.

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As we discuss above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis,” the core objectives of our executive compensation program are to: (i) attract and retain talented executive officers; (ii) further align the financial interests of our executive officers with those of our stockholders; and (iii) compensate our executive officers based on their overall performance. Under this program, we seek to compensate our named executive officers for the achievement of specific annual, long-term and financial goals, certain non-financial goals, and the realization of increased stockholder value. Our executive compensation is discussed in further detail above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis,” which includes information about the fiscal year 2010 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2011 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table (2010)” and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding; however, the compensation committee will consider the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

The board recommends a vote “FOR” approval of proposal 4 — approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

PROPOSAL 5 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate, on an advisory basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as proposal 4 in this proxy statement. By voting on this proposal 5, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.

The board believes it is most appropriate to conduct an advisory vote on executive compensation once every three years and, therefore, the board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

As described above under the caption “Executive Officer and Director Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to achieve a balance of short-term and long-term goals. To this end, the compensation committee combines short-term cash incentive awards featuring one-year performance goals with long-term equity awards, which appreciate or vest based on the appreciation of our stock price. The board believes that holding the advisory vote on executive compensation once every three years will encourage a long-term focus on our executive compensation policies and practices, thereby promoting long-term value creation. In contrast, an advisory vote on executive compensation every year or every two years may foster a short-term focus and undermine our ability to offer appropriate forms of long-term compensation.

Additionally, the board believes that holding the advisory vote every three years will allow for a meaningful evaluation period of performance against our compensation practices, as any adjustments in pay practices will take time to implement and be reflected in the financial performance and the price of our common stock. As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation, or modifications thereof, to our performance. Lastly, the board believes that holding the advisory vote once every three years will allow the compensation committee an adequate period of time to assess the results of past advisory votes and consider potential modifications to our compensation program that it views as appropriate. This may not be feasible on an annual or biennial basis, and the board believes that both the compensation committee and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation program.

When you vote in response to the resolution set forth below, you may cast your vote on your preferred voting frequency by choosing among the following four options: once every one year, two years or three years, or you may abstain from voting.

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the “Compensation Discussion and Analysis,” the “Summary Compensation Table (2010)” and the other related tables and disclosure).”

The option of once every one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This vote is advisory and, therefore, not binding, and the board may decide in the future that it is in our best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently, as applicable, than the option approved by our stockholders.

Recommendation of the Board of Directors

The board recommends a vote “FOR” the option of once every three years under proposal 5 — the frequency with which our company will hold an advisory vote on executive compensation, as disclosed pursuant to the SEC’s compensation disclosure rules.

APPENDIX A

Mindspeed Technologies, Inc.
2003 Long-Term Incentives Plan,
As Amended And Restated
As Of January 24, 2011

Section 1: Purpose

The purpose of the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (as amended and restated, the “Plan”) is to provide incentive compensation to officers, executives and other employees, and prospective employees, contractors and consultants of the Company and its Subsidiaries; to attract and retain individuals of outstanding ability; and to align the interests of such persons with the interests of the Company’s shareholders.

Section 2: Definitions

The following terms, as used herein, shall have the meaning specified:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means a letter to a Participant, together with the terms and conditions applicable to an Award granted to the Participant, issued by the Company, as described in Section 6.

“Board of Directors” means the Board of Directors of the Company as it may be comprised from time to time.

“Code” means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

“Committee” means the Compensation and Management Development Committee of the Board of Directors as it may be comprised from time to time or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

“Company” means Mindspeed Technologies, Inc., a Delaware corporation, and any successor corporation.

“Conexant” means Conexant Systems, Inc., a Delaware corporation, and any successor corporation.

“Employee” means, subject to the exclusions set forth below, an individual who was hired (and advised that he or she was being hired) directly by the Company or a Subsidiary as a regular employee and who at the time of grant of an Award performs regular employment services directly for the Company or a Subsidiary, but shall not include (a) members of the Board of Directors who are not also employees of the Company or a Subsidiary or (b) any individuals who work, or who were hired to work, or who were advised that they work: (i) as independent contractors or employees of independent contractors; (ii) as temporary employees, regardless of the length of time that they work at the Company or a Subsidiary; (iii) through a temporary employment agency, job placement agency, or other third party; or (iv) as part of an employee leasing arrangement between the Company or a Subsidiary and any third party. For the purposes of the Plan, the exclusions described above shall remain in effect even if the described individual could otherwise be construed as an employee under any applicable common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

“Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act (or any successor provision).

“Fair Market Value” means the closing sale price of the Stock as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Stock has been duly listed and approved for quotation and trading on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.

“Incentive Stock Option” means an option to purchase Stock that is granted pursuant to Section 4(b) or pursuant to any other plan of the Company or a Subsidiary that complies with Code Section 422.

“Immediate Family” means a participant’s spouse and natural, adopted or step-children and grandchildren.

“Mindspeed Distribution Date” means the date on which Conexant completes the pro rata distribution of all outstanding Stock to Conexant shareowners.

“Non-Employee” means an individual who at the time of grant of an Award (a) has been extended an offer of employment with the Company or a Subsidiary but who has not yet accepted the offer and become an Employee, or (b) performs consulting, contracting or other services for the Company or a Subsidiary other than in a capacity as an Employee or who has been extended an offer to perform consulting, contracting or other services for the Company or a Subsidiary, but shall not include members of the Board of Directors.

“Non-Qualified Stock Option” shall have the meaning set forth in Section 4(a).

“Participant” means any Employee or Non-Employee who has been granted an Award pursuant to the Plan.

“Restricted Stock” shall have the meaning set forth in Section 4(c).

“Restricted Stock Units” shall have the meaning set forth in Section 4(f).

“SARs” shall have the meaning set forth in Section 4(e).

“Share Reserve” shall have the meaning set forth in Section 5(a).

“Stock” means shares of common stock, par value $.01 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

“Subsidiary” means any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity.

“Ten-Percent Shareholder” means any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 424(d) shall apply.

“Unrestricted Stock” shall have the meaning set forth in Section 4(d).

Section 3: Eligibility

Persons eligible for Awards shall consist of Employees and Non-Employees whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company and/or a Subsidiary. Notwithstanding the foregoing, only Employees will be eligible for Awards of Incentive Stock Options, Restricted

Stock, Restricted Stock Units and/or Unrestricted Stock under the Plan and only Employees who are foreign nationals or employed outside the United States will be eligible for Awards of SARs under the Plan.

Section 4: Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

a. Non-Qualified Stock Options. A “Non-Qualified Stock Option” is an Award to an Employee or Non-Employee in the form of an option to purchase a specific number of shares of Stock exercisable at such time or times, and during such specified time not to exceed ten (10) years, as the Committee may determine, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

(i) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock (the value of such Stock shall be its Fair Market Value on the date of exercise), or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(ii) Without limiting the foregoing, the Committee may permit Participants, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock and any applicable withholding taxes.

(iii) Dividends and dividend equivalents shall not be paid on Non-Qualified Stock Options.

b. Incentive Stock Options. An Incentive Stock Option is an Award to an Employee in the form of an option to purchase a specified number of shares of Stock that complies with the requirements of Code Section 422, which option shall, subject to the following provisions, be exercisable at such time or times, and during such specified time, as the Committee may determine.

(i) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

(ii) No Incentive Stock Option may be granted under the Plan after June 27, 2013.

(iii) No Incentive Stock Option may be exercisable more than:

(A) in the case of an Employee who is not a Ten-Percent Shareholder on the date the option is granted, ten (10) years after the date the option is granted, and

(B) in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, five (5) years after the date the option is granted.

(iv) The exercise price of any Incentive Stock Option shall not be less than:

(A) in the case of an Employee who is not a Ten-Percent Shareholder on the date the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

(B) in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.

(v) The Committee may provide that the exercise price of an Incentive Stock Option may be paid by one or more of the methods available for paying the exercise price of a Non-Qualified Stock Option.

(vi) Dividends and dividend equivalents shall not be paid on Incentive Stock Options.

c. Restricted Stock. Restricted Stock is an Award of Stock that is issued to an Employee subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine. Subject to such restrictions, a Participant as owner of shares of Restricted Stock shall have the rights of a holder of shares of Stock, except that the Committee shall provide at the time of the Award that any dividends or other distributions paid on the Restricted Stock while subject to such restrictions shall be reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, (i) shall be held in book-entry form subject to the Company’s instructions until the restrictions relating thereto lapse, or (ii) shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions relating thereto lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock.

d. Unrestricted Stock. Unrestricted Stock is an Award of Stock that is issued to an Employee without any restrictions, as the Committee in its sole discretion shall determine, including the issuance of Unrestricted Stock pursuant to awards conditioned upon the achievement of performance or other vesting requirements (as may be established by the Committee) prior to the delivery of such Unrestricted Stock. A Participant shall not be required to make any payment for Unrestricted Stock. Upon receipt of shares of Unrestricted Stock, the Participant as owner of such shares shall have the rights of a holder of shares of Stock, including the right to vote the Unrestricted Stock and to receive dividends and distributions thereon.

e. Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Employee exercises the SAR. The payment to which the Employee is entitled on exercise of a SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as the Committee may determine. Dividends and dividend equivalents shall not be paid on SARs. No SAR may be exercisable more than ten (10) years after the date the SAR is granted.

f. Restricted Stock Units. A Restricted Stock Unit is an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Committee and which may be settled for cash, Stock or other securities or a combination of cash, Stock or other securities as established by the Committee. Dividend equivalents declared prior to the settlement of Restricted Stock Units shall not be paid until the settlement of the underlying Restricted Stock Units.

Section 5: Shares of Stock Available Under Plan

a.   Subject to the provisions set forth in Section 9, the maximum aggregate number of shares of Stock which may be issued pursuant to all Awards (including Incentive Stock Options) shall be 9,694,284 shares of Stock (the “Share Reserve”). Notwithstanding the foregoing, any Awards other than options (whether Non-Qualified Stock Options or Incentive Stock Options) and SARs granted after the 2011 annual meeting of the Company’s shareholders shall count against the Share Reserve set forth herein as one and twenty-eight one hundredths (1.28) shares of Stock for every one (1) share of Stock subject to such Award. Any shares of Stock that pursuant to Section 5(b) again become available for grant upon the forfeiture, repurchase, cancellation or expiration of an Award that originally counted as one and twenty-eight one hundredths (1.28) shares of Stock upon grant shall be added back to the Share Reserve as one and twenty-eight one hundredths (1.28) shares of Stock for every one (1) share of Stock forfeited, repurchased, cancelled or expired or deemed not to have been issued from the Plan pursuant to Section 5(b). Options (whether Non-Qualified Stock Options or Incentive Stock Options) and SARs shall be counted against the Share Reserve as one (1) share of Stock for every one (1) share of Stock subject to such Award (and shall be added back to the Share Reserve as one (1) share of Stock for every one (1) share of Stock subject to such Awards that is forfeited, repurchased, cancelled or expired or deemed not to have been issued from the Plan pursuant to Section 5(b). The shares of Stock to be issued pursuant to Awards may be authorized, but unissued, or reacquired Stock. No single Participant shall receive, in any one calendar year, Awards (whether Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units (to the extent settled in Stock), SARs (to the extent settled in Stock) or Unrestricted Stock) with underlying shares of Stock exceeding three hundred thousand (300,000) shares of Stock, subject to adjustment as set forth in Section 9.

b.   Any shares of Stock covered by an Award (or portion of an Award) which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the Share Reserve. Shares of Stock that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested shares of Stock are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such shares of Stock shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) shares of Stock tendered or withheld in payment of an option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) shares of Stock withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all shares of Stock covered by the portion of a SAR that is exercised (whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the Plan.

Section 6: Award Agreements.

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the number of shares of Stock subject to the Award and shall include the terms set forth below and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Notwithstanding the foregoing, the provisions of subsection (b) below may be modified to the extent deemed advisable by the Committee in Award Agreements pertaining to Non-Employees providing consulting, contracting or other services to the Company or a Subsidiary. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

a. Transferability. A provision stating that an Award may not be transferred or assigned other than (i) by will or by the laws of descent and distribution; or (ii) by gift to members of the Participant’s Immediate Family or to a trust established for the benefit of one or more members of the Participant’s Immediate Family.

b. Termination of Employment.

(i) A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant’s employment with the Company or a Subsidiary, including, but not limited to, the definitions of Retirement and Disability and terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to Retirement, Disability or death prior to the satisfaction of applicable conditions and restrictions associated with their Awards may be entitled to prorated Awards as and to the extent determined by the Committee.

(ii) A provision describing the treatment of an Award in the event of (A) a transfer of an Employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another or (B) a leave of absence, duly authorized in writing by the Company.

(iii) A provision stating that in the event the Participant’s employment is terminated for Cause (as defined in the Award Agreement), anything else in the Plan or Award Agreement to the contrary notwithstanding, all Awards granted to the Participant shall immediately terminate and be forfeited.

c. Rights as a Shareholder. A provision stating that a Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

d. Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment or, in accordance with Section 4(a)(ii), sold to satisfy the obligation in full or in part. If such tax withholding obligation is paid in shares of Stock, tax amounts shall be limited to the statutory minimum as required by law.

e. Treatment of Options. Each Award of an option shall state whether it will or will not be treated as an Incentive Stock Option.

f. Performance Conditions. The Committee may condition, or provide for the acceleration of, the exercisability or vesting of any Award upon such prerequisites as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of specific objectives, whether absolute or relative to a peer group or index designated by the Committee, with respect to one or more measures of the performance of the Company and/or one or more Subsidiaries, including, but not limited to, earnings per share, revenue, net income, net operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), stock price, total shareholder return, operating margin, gross margin, return on equity, return on assets, return on investment, operating income, pre-tax profit, cash flow, expenses, earnings before interest, taxes and depreciation, economic value added and market share. At the time it sets the performance measures, the Committee may determine to include or exclude extraordinary, unusual, nonrecurring or other items. Such performance objectives shall be determined in accordance with the Company’s audited financial statements, to the extent applicable, and so that a third party having knowledge of the relevant facts could determine whether such performance objectives are met.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part, provided, however, that no such action shall be effective without the approval of the shareholders of the Company to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may at any time alter or amend any or all Awards and Award Agreements under the Plan to the extent permitted by law, except that, subject to the provisions of Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing and subject to Section 10(n), no such action may, without approval of the shareholders of the Company, increase the number of shares of Stock with respect to which Awards may be granted or reduce the exercise price of any Option or SAR below Fair Market Value on the date of grant.

Section 8: Administration

a. The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors from among its members who are not eligible for Awards under the Plan.

b. Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision) shall abstain from and take no part in the Committee’s action on the proposed grant.

c. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

d. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

e. The Committee may appoint such accountants, counsel and other experts as it deems necessary or desirable in connection with the administration of the Plan. Subject to the express provisions of the Plan, the Committee may delegate to the officers or employees of the Company and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.

f. The Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the U.S. Without limiting the foregoing, the Committee may authorize supplementary plans applicable to Employees subject to the tax laws of one or more countries other than the United States in order to provide for the grant of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Unrestricted Stock or SARs to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of other Awards in those forms pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws.

g. Subject to the express provisions of the Plan, the Committee shall have the power (i) to implement (including the power to delegate such implementation to appropriate officers of the Company), interpret and construe the Plan and Awards and Award Agreements or other documents defining the rights and obligations of the Company and Participants hereunder and thereunder, (ii) to determine all questions arising hereunder and thereunder, and (iii) to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Committee of any provisions of the Plan or of any Award or Award Agreement shall be conclusive and binding. Any action taken by, or inaction of, the Committee relating to the Plan or any Award or Award Agreement shall be within the discretion of the Committee and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Committee may act in its discretion in matters related to the Plan and any and all Awards and Award Agreements. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

h. It is the intent of the Company that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Executive Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act.

i. The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Company, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent (i) related to Awards granted to Executive Officers, (ii) inconsistent with the intent expressed in Section 8(h) or (iii) prohibited by applicable law.

Section 9: Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, merger or consolidation (whether or not the Company is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make or take such amendments to the Plan and outstanding Awards and Award Agreements and such adjustments and actions hereunder and thereunder as it deems appropriate, in its sole discretion, under the circumstances, and its determination in that respect shall be final and binding. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock (or other securities) then remaining subject to the Plan, and the maximum number of shares that may be delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards. No fractional interests will be issued under the Plan resulting from any adjustments.

b. The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

c. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock or other securities ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10: Miscellaneous

a. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

b. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

c. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award or Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or consultants, as applicable, under generally applicable law.

d. Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

e. Rights of Employees and Non-Employees. Status as an eligible Employee or Non-Employee shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Non-Employee or to eligible Employees or Non-Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Non-Employee any right to continue in the employ or other service of or, in the case of prospective employees, contractors or consultants, become employed by or render service to the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or, in the case of prospective employees, contractors or consultants, prospective compensation or benefits or to terminate the employment or other service or, in the case of prospective employees, contractors or consultants, withdraw an offer of employment or offer to retain such person with or without cause.

f. Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

g. Gender, Etc. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

h. Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision, to the extent practicable, will be reformed so that it is valid and as consistent as possible with the original provisions hereof, and such invalidity or unenforceability shall not affect any other provision or part thereof.

i. Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

j. Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell or deliver shares of Stock or other securities hereunder or thereunder if the sale or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or interdealer quotation system, and as a condition of any sale or delivery the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable in its discretion to assure compliance with any such law or regulation.

k. Effective Date and Term. The Plan was adopted by the Board of Directors of the Company and approved by the sole shareholder of the Company to be effective as of the Mindspeed Distribution Date. The Plan shall remain in effect until all Awards granted under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten (10) years from the effective date of the Plan.

l. Awards for Compensation Purposes Only. The Plan is not intended to constitute an “employee benefit plan” within the meaning of Section 3(3) of ERISA.

m. Plan History. The Plan was amended and restated effective July 1, 2008 to adjust (in accordance with Section 9 of the Plan) the number of shares of Stock available under the Plan, the limits on the number of shares of Stock that may be granted as certain Awards and the annual limits of Awards that may be granted to Participants (as set forth in Section 5(a) of the Plan) after giving effect to a 1-for-5 reverse stock split of the Company’s Stock, which became effective at 11:59 p.m. EDT on June 30, 2008. Such amendment and restatement was not subject to the approval of the Company’s shareholders.

n. Repricings. Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs or cancel outstanding Incentive Stock Options, Non-Qualified Stock Options or SARs in exchange for cash, other Awards or Incentive Stock Options, Non-Qualified Stock Options or SARs with an exercise price that is less than the exercise price of the original Incentive Stock Options, Non-Qualified Stock Options or SARs without shareholder approval.

MINDSPEED TECHNOLOGIES, INC.
4000 MACARTHUR BOULEVARD, EAST TOWER
NEWPORT BEACH, CA 92660
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M30041-P06572	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MINDSPEED TECHNOLOGIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following Directors:

Vote on Directors		☐	☐	☐

1.	Election of Directors

Nominees:

01) Michael T. Hayashi
02) Ming Louie
03) Thomas A. Madden

Vote on Proposals

The Board of Directors recommends that you vote FOR the following proposals:			For	Against	Abstain

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.		☐	☐	☐

3.	APPROVAL OF AMENDED AND RESTATED 2003 LONG-TERM INCENTIVES PLAN.		☐	☐	☐

4.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.		☐	☐	☐

The Board of Directors recommends that you vote FOR 3 years:		3 Years	2 Years	1 Year	Abstain

5.	ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the nominees listed in proposal (1) above, FOR proposals (2) through (4) above, FOR 3 years on proposal (5) above and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in proposal (1) declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.
(Your signature(s) should conform to your name(s) as printed hereon.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Bring this admission ticket with you to the meeting on April 5, 2011. Do not mail.
This admission ticket admits you to the meeting. You will not be let into the meeting without an admission ticket or other proof of stock ownership as of February 7, 2011, the record date.
ADMISSION TICKET
MINDSPEED TECHNOLOGIES, INC.
2011 Annual Meeting of Stockholders
April 5, 2011
2:00 p.m. Pacific Time
Mindspeed Technologies, Inc. Headquarters
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660
NOTE: Seating at the Annual Stockholders Meeting will be limited.
Therefore, request or receipt of an Admission Ticket does not guarantee the availability of a seat.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 5, 2011: The proxy statement and 2010 annual report to stockholders are available at www.proxyvote.com.

M30042-P06572
MINDSPEED TECHNOLOGIES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Raouf Y. Halim and Bret W. Johnsen, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mindspeed Technologies, Inc. common stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders of Mindspeed Technologies, Inc. to be held on April 5, 2011, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
(Continued and to be signed on the reverse side)
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